UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 9, 2010 (July 2, 2010)

CHINA UNITECH GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52832	98-0500738
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

1-D-1010, Yuanjing Park, Long Xiang Road,
Long Gang District, Shenzhen
Guangdong Province
P. R. China 518117
(Address of principal executive offices)

+86 755-2894-3820
(Registrant's telephone number, including area code)

No. 1 Xinxin Garden, No. 51 Fangjicun Xudong Road, Wuchang, Wuhan, Hubei, China 430062
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, in this report:

  “BVI” refers to the British Virgin Islands;

  “China,” “Chinese” and “PRC,” refer to the People’s Republic of China, excluding Hong Kong, Macao and Taiwan;

  “China Unitech,” “the Company,” “we,” “us,” or “our,” refer to the combined business of China Unitech Group, Inc., and its wholly-owned subsidiaries, Classic Bond and Zhonghefangda, and our controlled VIE Junlong, but do not include the stockholders of China Unitech Group, Inc.;

  “Classic Bond” refers to Classic Bond Development Limited, a BVI company;

  “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

  “Junlong” refers to Shenzhen Junlong Culture Communications Co., Ltd., a PRC company and our variable interest entity, or VIE;

  “RMB” refer to Renminbi, the legal currency of China;

  “SEC” refer to the Securities and Exchange Commission;

  “Securities Act” refer to the Securities Act of 1933, as amended;

  “U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

  “VIE” refer to Junlong, our variable interest entity, which is an affiliated company that we control through contractual arrangements; and

  “Zhonghefangda” refer to “Shenzhen Zhonghefangda Internet Technology Co., Limited, a PRC company and a wholly-owned subsidiary of Classic Bond.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 2, 2010, we entered into a share exchange agreement, or the Share Exchange Agreement, with Classic Bond and the shareholders of Classic Bond. Pursuant to the Share Exchange Agreement, on July 2, 2010, we acquired 100% of the issued and outstanding capital stock of Classic Bond in exchange for 19,000,000 newly issued shares of our common stock, par value $0.00001 per share, which constituted 94% of our issued and outstanding common stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

As a condition precedent to the consummation of the Share Exchange Agreement, on July 2, 2010 we entered into a cancellation agreement, or the Cancellation Agreement, with certain shareholders, whereby such shareholders agreed to the cancellation of 5,173,600 shares of our common stock owned by them.

The foregoing description of the terms of the Share Exchange Agreement and the Cancellation Agreement is qualified in its entirety by reference to the provisions of the document filed as Exhibits 2.1 and 4.1 to this report, which is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 2, 2010, we completed an acquisition of Classic Bond pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Classic Bond is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on July 2, 2010, we acquired Classic Bond in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 registration statement. Please note that the information provided below relates to the combined enterprises after the acquisition of Classic Bond, except that information relating to periods prior to the date of the reverse acquisition only relate to Classic Bond and its subsidiaries unless otherwise specifically indicated.

CORPORATE STRUCTURE AND HISTORY

Our Corporate Structure

We are a Nevada holding company for our direct and indirect subsidiaries in the BVI and China. We own all of the issued and outstanding capital stock of Classic Bond, a BVI corporation. Classic Bond is a holding company that owns 100% of the outstanding capital stock of Zhonghefangda, a PRC company.

Current PRC laws and regulations impose substantial restrictions on foreign ownership of the internet café business in China. Therefore, our principal operations and sales and marketing activities in China are conducted through Junlong, our VIE, which holds the licenses and approvals for conducting the internet café business in China. Junlong was incorporated in the PRC in December 2003. It obtained its license to operate internet cafés in 2005. We control the VIE through a series of contractual arrangements. These contracts include a Management and Consulting Services Agreement, an Option Agreement, an Equity Pledge Agreement, and a Voting Rights Proxy Agreement. The Management and Consulting Services Agreement, dated June 11, 2010, is between our indirect, wholly-owned subsidiary, Zhonghefangda, and our VIE. The rest of the agreements, also dated June 11, 2010, are among Zhonghefangda, our VIE and its shareholders. These contracts are summarized below. Please also refer to the full text of the contracts, which are filed as exhibits to this report.

  Management and Consulting Services Agreement. Under the Management and Consulting Services Agreement between Junlong and Zhonghefangda, Zhonghefangda provides management and consulting services to the VIE in exchange for service fees up to 100% of the VIE’s Aggregate Net Profits (as defined in the agreement). In consideration for its right to receive the VIE’s aggregate net profits, Zhonghefangda will reimburse to the VIE the full amount of Net Losses (as defined in the Agreement) incurred by the VIE. During the term of the agreement, the VIE may not contract with any other party to provide services that are the same or similar to the services to be provided by Zhonghefangda pursuant to the agreement. The term of this agreement is 20 years, renewable for succeeding periods of the same duration until terminated pursuant to terms of the agreement.

  Option Agreement. Under the Option Agreement, the shareholders of the VIE, Mr. Dishan Guo, Mr. Jinzhou Zeng and Ms. Xiaofen Wang, or the VIE Shareholders, who collectively own 100% of the equity interest in the VIE, granted Zhonghefangda an exclusive, irrevocable option to purchase all or part of their equity interests in the VIE, exercisable at any time and from time to time, to the extent permitted under PRC law. The purchase price of the equity interest will be equal to the original paid-in registered capital of the transferor, adjusted proportionally if less than all of the equity interest owned by the transferor is purchased.

  Equity Pledge Agreement. The VIE Shareholders have pledged their entire equity interest in the VIE to Zhonghefangda pursuant to the Equity Pledge Agreement. The equity interests are pledged as collateral to secure the obligations of the VIE under the Management and Consulting Services Agreement and the VIE Shareholders’ obligations under the Option Agreement and the Proxy Agreement.

  Voting Rights Proxy Agreement. Pursuant to the Voting Rights Proxy Agreement, each of the VIE Shareholders has irrevocably granted and entrusted Zhonghefangda with all of the voting rights as a shareholder of the VIE for the maximum period of time permitted by law. Each VIE Shareholder has also covenanted not to transfer his or her equity interest in the VIE to any party other than Zhonghefangda or a designee of Zhonghefangda.

We believe that the terms of these agreements are no less favorable than the terms that we could obtain from disinterested third parties. According to our PRC counsel, China Commercial Law Firm, our conduct of business through these agreements complies with existing PRC laws, rules and regulations.

As a result of these contractual arrangements, Junlong became our controlled VIE. A variable interest represents a contractual or ownership interest in another entity that causes the holder to absorb the changes in fair value of the other entity’s net assets. Potential variable interests include: holding economic interests, voting rights, or obligations to an entity; issuing guarantees on behalf of an entity; transferring assets to an entity; managing the assets of an entity; leasing assets from an entity; and providing financing to an entity. In such cases consolidation of the VIE is required by the enterprise that controls the economic risks and rewards of the entity, regardless of ownership. We have consolidated Junlong’s historical financial results in our financial statements as a variable interest entity pursuant to U.S. GAAP.

The following chart reflects our organizational structure as of the date of this report.

*Contractual agreements consisting of a management and consulting service agreement, an equity pledge agreement, option agreement and proxy agreement.

Our Corporate History and Background

We were incorporated in the State of Nevada on March 14, 2006. From our office in China, we planned to operate in the online travel business using the website www.chinabizhotel.com. The website was planned to offer viewers the ability to book hotel rooms in China and earn us booking fees from the respective hotels. However, we did not engage in any operations and were dormant from our inception until our reverse acquisition of Classic Bond on July 2, 2010.

Acquisition of Classic Bond

On July 2, 2010, we completed a reverse acquisition transaction through a share exchange with Classic Bond and its shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Classic Bond, in exchange for 19,000,000 shares of our common stock, which shares constituted 94% of our issued and outstanding shares on a fully-diluted basis, as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Classic Bond became our wholly-owned subsidiary and the former shareholders of Classic Bond, became our controlling shareholders. The share exchange transaction with Classic Bond was treated as a reverse acquisition, with Classic Bond as the acquirer and China Unitech Group, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Classic Bond and its consolidated subsidiaries.

Upon the closing of the reverse acquisition, Xuezheng Yuan, our sole director and officer, submitted a resignation letter pursuant to which he resigned, with immediate effect, from all offices that he held and from his position as our sole director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which will be mailed out on or about July 12, 2010. Also upon the closing of the reverse acquisition, our board of directors increased its size from one to five members and appointed Dishan Guo, Zhenquan Guo, Lei Li, Wenbin An and Lizong Wang to fill the vacancies created by the resignation of Xuezheng Yuan and such increase. Mr. Dishan Guo's appointment became effective upon closing of the reverse acquisition, while the remaining appointments will become effective on the tenth day following our mailing of the Information Statement to our stockholders. In addition, our executive officers were replaced by the Classic Bond executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Classic Bond, we now own all of the issued and outstanding capital stock of Classic Bond. Classic Bond was incorporated in the British Virgin Islands on November 2, 2009 to serve as an investment holding company. Junlong was incorporated in the PRC in December 2003. It obtained its first licenses from the Ministry of Culture to operate an internet café chain in 2005 and opened its first internet café in April 2006.

We plan to amend our certificate of incorporation to change our name from “China Unitech Group, Inc.” to “China Internet Café Holdings Group, Inc.” to reflect the current business of our company, which changed as a result of our acquisition of Classic Bond.

DESCRIPTION OF BUSINESS

Overview

We operate a chain of 28 internet cafés that we own in Shenzhen, Guangdong, China. We provide top quality internet café facilities and we believe we are the largest internet café chain in Shenzhen. We provide internet access at reasonable prices to students and migrant workers. Although we sell snacks, drinks, and game access cards, over 99% of our revenue comes from selling access time to our computers. We sell internet café memberships to our customers. Members purchase prepaid IC cards (a pocket-sized card with embedded integrated circuits that can be used for identification, authentication, data storage and application processing), which include stored value that will be deducted based on time usage of computer at the internet café. The cards are only sold at our cafés. We deduct the amount that reflects the access time used by a customer when the customer’s IC card is inserted into the IC card slot on the computer.

The internet cafés are generally open 24 hours, 7 days a week.

As of March 31, 2010, we had 312 employees.

Our Industry

Background on Internet Cafés in China

Internet cafés have been booming in China in the recent years. According to the "Survey of China Internet Café Industry" by the Ministry of Culture in 2005, China had 110,000 internet cafés, with more than 1,000,000 employees and contributing RMB 18,500,000,000 to China's GDP. According to an article entitled “China Surpasses U.S. in Number of Internet Users” written by David Barboza in the New York Times July 26, 2008 issue, the number of internet users in the China reached about 253 million in June 2008, thereby, putting China ahead of the United States as the world’s biggest internet market. Within the Chinese internet market, internet cafés have been a fast growing segment.

The internet café market in China, like most places worldwide, originally started out as simply a location to access the internet. However, China’s cafés have changed into full service entertainment centers where people can relax outside work and home. These cafés provide services that are vastly different from the internet cafés initially established in China. They provide decent facilities at a reasonable fee, with specific configuration for online games and audio visual entertainment. They are a source of cost effective entertainment for low-income earners who cannot afford computers, game consoles or an internet connection, such as migrant workers and students. In internet cafés, customers have access to popular online games and can either socialize or entertain themselves. Players gather together in internet cafés for games such as World of Warcraft (WOW), and Call to Arms played either with their friends in the café or with users across the globe.

After tightened regulations on the operations of internet cafés, there are currently around 81,000 internet cafés in China. (Source: “Internet cafe ban call draws Chinese hacker wrath”. AFP 3 Mar 2010. http://www.google.com/hostednews/afp/article/ALeqM5gJus4tWVAaeWI8IoS-n238PYpFjw) The largest chain has over 1,000 locations. There are currently 10 chains which have licenses to operate nationally.

Computer Gaming Industry in China

According to Pearl Research, a business intelligence and consulting firm, China’s online game market rose 63% in 2008 to $2.8 billion. Given the relatively low rate of computer ownership in China as compared to Western countries, internet cafés have become the primary distribution point for games in China. A substantial number of game players access online games through internet cafés and these players are crucial for survival of internet cafés. The chart below shows the robust revenue growth of online game companies from 2003 to 2009.

The following diagram prepared by Morgan Stanley depicts the interdependent relations between online game developers and internet cafés. (Source: Ji, Richard and Meeker, Mary. "Creating Consumer Value in Digital China" Morgan Stanley Equity Research Global. September 12, 2005.)

Given the pivotal position of internet cafés, many online game companies have been making great efforts to support internet cafés to expand their customer base.

Partnerships between Internet Cafés and Other Online Information Providers

Besides games, internet cafés are able to develop partnerships with other online information providers. These companies provide games as well as other information services. As can seen by the chart below, these providers have significant revenues and profits.

Table 1 Major Internet Internet Company Revenues

		% of Revenue
Company	2009 Q1 Revenue Million US$	Mobile Value-Added Service (MVAS)	Gaming / Internet Value-Added Service (IVAS)	Advertising	Operating Margin
Sohu	$84.4	10%	49%	41%	40%
Baidu	$81.9	–	–	100%	27%
Sina	$71.3	33%	–	67%	19%
Shanda	$111	–	97%	3%	40%
NetEase	$93	–	86%	14%	63%
Tencent	$204.1	20%	70%	10%	51%

Total	$646	11%	58%	31%	40%

(Source: I2I Group. “Social Media Opportunities.” October 2009. Online PowerPoint. http://www.i2i-m.com/downloads/Handbook%20of%20Social%20Media%20in%20China%202.ppt.)

Our Competitive Strengths

We believe that the following strengths enable us to compete effectively in and to capitalize on growth in the internet café market in China:

  Company-owned Cafés. Unlike most of our competitors who franchise their internet cafés, all of our cafés are direct outlets. This model makes it easier to carry out management decisions at each of our cafés. It also allows us to maximize operating profit and create a consistent name brand.

  Good Scale of Operation. We have registered capital of RMB 10 million (approximately $1.47 million) with 28 cafés. The scale of operations allows us to control cost and standardize store management.

  Proprietary Software. We developed the software “SAFLASH” that provides fast and stable internet connections. Its automatic flow control prevents users from being disconnected when there is a disruption of internet traffic. Stability is a key requirement for online gamers. Our R&D team is working constantly to improve the software.

  Government and Industry Relations. We have developed excellent working relationship with the government that has assisted us to better comply with internet café related laws and regulations and to understand regulatory trends in our industry. Our CEO Dishan Guo is the executive president of Shenzhen Longgang District Internet Industry Association. This association is an associated department of the Ministry of Culture and sets the internet café industry standards. As a result of his involvement, Mr. Guo gains valuable insight into new standards and may also have the opportunity to influence industry standards.

  Centralized Oversight. All of our cafe managers are trained by, and under the supervision of, our centralized operations manager, who is based at our headquarters. As a result, our local managers are able to effectively handle operational issues at the cafés. The local managers are trained to provide a service level that meets Junlong’s service standards, and our operations manager is able to effectively enforce policies and procedures implemented by us.

Our Growth Strategy

We are committed to enhancing our sales, profitability and cash flows through the following strategies:

  We will seek to grow by business expansion. We plan to expand in the southwest and mid-east regions of China through acquisitions of local small chains, in order to meet the requirements of applying for a national chain license. The national chain license requires 30 internet cafes in 3 provinces.  We plan to accomplish acquisitions of internet cafes in Guizhou in the third quarter, and Sichuan in quarter 4 in order to help us satisfy the requirements of obtaining a national chain license.   We also want to fully develop our wholly-owned branches through effective integration of resources. Most of our current competitors that offer franchising simply provide a franchise license to entrepreneurs to get started in exchange for a yearly fee.  Junlong, on the other hand,  is deeply involved in the operational management of its company-owned cafes. After we obtain a national chain license, we will focus on developing high-end internet cafes in the more developed cities to create new concepts of internet café operation.  We expect to spread to the less developed cities in three years in order to gain competitive market shares. We plan to put 20% of our resources to the less developed cities for market integration after we are granted a national license, which will effectively lay the foundation for us in those cities.

  We will seek to grow by improving our company structure. To optimize our resources and operations, we plan to improve our company structure so that 20% of our internet cafés will be large stores each with 300 or more computers mainly focusing on movies, high-end games and entertainment; 50% of cafés will be medium stores with 150 to 300 computers and a few movie suites focusing on high-end games; 10% of cafés will be small stores in the developed cities to spread our reputation with 100 to 150 computers. In order to penetrate the less developed cities, we want to open 20% of our stores in those cities. Our mission is to set up internet cafés all over China to become a real national chain and the industry leader.

  We will seek to grow by location selection. Internet café is a retail business. Internet cafes are located in highly populated areas so as to attract customers. Junlong’s internet cafes are located at busy and well attended areas such as industrial zones and business quarters. We have conducted market research in Sichuan, Guizhou, Yunan provinces and Chonqing municipalities in March. As a result of this market research, we have identified the university areas in Sichuan and Chongqing, the residential areas and business quarters in Yunan and Guizhou as prime areas for the establishment of internet cafes. Our future expansion in the south-western region will built on the basis of these locations.

Use of Prepaid IC Cards

Internet café members purchase prepaid IC cards which include stored value that will be deducted based on time usage of computer at the internet café. The cards are only sold at our cafés. We deduct from the stored value amount to reflect customer usage when the customers’ IC cards are inserted into the IC card slot on the computer. Revenues derived from the prepaid IC cards at the internet café are recognized when services are provided. Below is our IC card sample.

Outstanding customer balances on the IC cards are included in deferred revenue on the balance sheets. The Company does not charge any service fees that cause a decrease in customer balances.

The basic membership comes with the IC card and costs RMB 10 (approximately $1.47) on top of the initial credits deposited. Members receive a discount (e.g. RMB 50 (approximately $7.35) deposit  gets RMB 60 (approximately $8.82) credit in the IC card). There is no expiration date for IC cards, but money deposited into the IC cards is not refundable.

Revenues from computer usage for the fiscal years ended December 31, 2009 and 2008 were $14,038,931 and $10,107,823, respectively.

Software on the Computers

We have on average 250 computers in each location and a total of 6,339 computers for the 28 cafés. We install more than 100 online games on each of our computers. We also provide movies, music and online chatting software. We use Microsoft Word compatible software called “WPS” which is a freeware provided by Kingsoft, a Chinese software company, so that we do not pay for the much higher priced Microsoft Office license

Third Party Gaming Cards, Snacks and Drinks

We also sell third party on-line gaming cards, snacks and drinks. The commission for the sale of gaming cards is generally 20% of the value of the cards. Concessions (snacks and drinks) are also sold to customers. Revenue from concession sales amounted to less than 1% of our total revenue in fiscal years 2008 and 2009.

New products or services

We are considering opening more “luxury” cafes in the future to meet the needs of high income groups. This strategy is only in the planning stage. Further, although this is potentially a very interesting marketing and branding tool, we do not expect these locations to significantly increase our overall revenues.

Franchising

We own all of our cafes.  However, beginning in 2012 we expect to utilize a modified franchise model in addition to owning our own cafes.  We expect that our franchisees will pay the start up costs for a new internet café.   After the initial investment, we will select the location and provide intensive training and staff to run the café.   Once the café becomes operational, our employees will run the café and provide management support.  We expect the franchisee to be more akin to an investor than an owner/operator.  We will pay the franchisee a percentage of the café’s profit for providing the funds necessary to open the  café and operate it.

Our Customers

Our customers are individuals who come into the location to surf the internet and/or play online games with their friends locally and remotely with individuals around the world.

Internet café users are mainly young males with low incomes, mainly migrant workers. At our cafés migrant workers are provided a convenient channel at low cost to communicate with their families and friends. For example, VOIP (Voice over IP) service at the café is much cheaper than any other telecommunications method. Low income earners can arrange a time to chat online with their friends and families in their home cities.

We estimate that at our internet café approximately 50% of computer time is spent on gaming, 30% for other entertainment (e.g. online chatting, online movies, or online music); and 20% for other purpose (e.g work).

In the last few years there has been a decrease in the number of internet café users as a result of increased availability of internet connections at home. However, we believe that we will be able to maintain organic growth by providing quality services to our core customers. Even if someone has internet access in their home or dormitory, these locations do not provide the atmosphere and services provided by internet cafés at a reasonable cost. For example, if a computer is set up in the limited space of a dormitory, an additional internet connection would need to be purchased. A computer suitable for online gaming costs RMB 5,000 (approximately $735.29) or more. The monthly rent for an ADSL connection costs an additional RMB 100 (approximately $14.71) and even this may not be good enough for some online games such as WOW. In these types of games, there is a very important play mode called RAID, where, for example, 40 people are needed on a team to kill some monster in the dungeon. This requires all players to have very stable internet connections. A typical low-end computer and ADSL connection would suffer significant lags and cause performance issues. Internet cafés, on the other hand, can provide high speed computers and internet connections at much lower cost to the players.

Our future plans are to open internet cafés around university areas in the south-western provinces. Students spend more time in internet cafés because their time is very flexible. We believe that major users of internet cafés in the future will be young game players.

Competition

There are approximately 168,000 Internet cafés in China in 2009. (Source: http://www.ai-media.cn/chinastats.htm (accessed March 23, 2010) The market is extremely fragmented. One of the largest national chains which has around 1,000 locations only has less than 2% of the national market. The following describes some of the local, regional and national competitors.

Local Competitors in Shenzhen

  Shenzhen Weiwo internet café Chain Company. Weiwo was founded in 1997. Currently, Weiwo has 14 cafés. The company mainly operates a franchise model, with only 3 company owned cafés. The cafés are mainly located in Futian district, Shenzhen City. The company concentrates on mid-range market. Each café is relatively small with 100 to150 computers (for a total of around 1,600 computers). Its franchised stores are charged a franchising fee per month of approximately RMB 5,000 (approximately $735.29). Weiwo is the smallest internet café chain company in Shenzhen.

  Shenzhen Bian Internet Co. Ltd. Although the company entered into the internet café industry in 2003, its current structure was founded on February 22, 2007 and obtained its regional internet café chain license in 2007. The company operates mostly as a franchise model with 26 registered café, only 3 of which are directly owned by the company. Each café has 80-150 computers. It also has a few large cafés with more than 200 computers. The estimated total number of computers owned by the company is 4,000. There is a significant turnover in franchise ownership with around one third of the franchise cafés transferring their licenses to other internet café owners.

  Quansu Internet Café Chain Company. Quansu was founded in 1998 as a subsidiary investment project of the Shenzhen Commercial Bank Investment Co. Ltd. The company owns 36 cafés, 8 of which are directly owned and 28 of which are franchises. Each café has 80-150 computers. The total number of computers is approximately 6,000. The cafés are located in Baoan District, Futian District and Luohu District. In May 2009, Quansu switched its major business towards its internet cable connection business and public telephone business.

National Competitors

Currently there are ten national internet café chains:

  Zhongqing Network Home Co., Ltd.

  Beijing Cultural Development Co., Ltd.

  China Digital Library Co., Ltd.

  Yalian Telecommunication Network Co., Ltd.

  China Heritage Information Center

  Capital Networks Limited

  Great Wall Broadband Network Service Co., Ltd.

  China United Telecommunications Co., Ltd. (China Unicom)

  CLP Chinese Tong Communication Co., Ltd.

  Reid Investment Holding Company

The 10 national chains generally have strong financial support. However, to our knowledge these chains have not been successful in expanding their operations.

Competitors in Potential Markets

As we plan to expand our operations in other major cities, we identify the following competitors in the potential new markets where we expect to operate in the future:

  Kunming – Yunnan Jin-Zhao Yuan Culture Communication Network Co., Ltd. The company was founded on May 1, 2003 by the Yunnan Provincial Department of Culture. It obtained its business license and registration to operate a chain of Internet cafés from the Industrial and Commercial Bureau of Yunnan Province on April 31, 2004. It has a registered capital of RMB 10 million. The company has opened approximately 15 cafés with an average of 200 computers in each café and a total of nearly 3,000 computers.

  Chengdu – Chengdu Shang Dynasty Networks Co., Ltd. The company was founded in 2002 with a registered capital of RMB 12 million. It would be most accurately described as a multifunctional entertainment facility with coffee bars and multi-function rooms. Its facilities have full range of digital entertainment including hardware and software products, and professional e-sport training. The company has four wholly owned cafés, and has more than 20,000 registered members.

Intellectual Property

Trademark

Junlong owns the trademark Junlong, as specified in the Registration Certificate No. 4723040 issued by the Trademark Office under the State Administration of Industry and Commerce of the PRC. The registration is valid from January 28, 2009 to January 27, 2019.

Domain Name

We own and currently utilize the domain name, www.cnculture.com.cn. We have recently also acquired the domain name www.chinainternetcafe.com, which we believe better reflects our business.  We will transition from our old domain name to our new one during the third quarter of 2010.

Software

The main piece of intellectual property for Junlong is the SAFLASH software. This software, developed on a Microsoft Windows platform, increases internet connection stability. Its automatic flow control prevents users from being disconnected when there is a disruption in internet traffic. The stability is a key requirement for online gamers.

Although there are no patents or copyrights for this software, it is only used internally on our computer systems and is not available for download. We also entered into a confidentiality agreement with the IT manager Zhenfan Li whose team developed this software. Our competitive advantage lies in continually updating SAFLASH to assure internet connection stability.

Regulation

Because our controlled VIE is located in the PRC, we are regulated by the national and local laws of the PRC.

In 2001, the Chinese government imposed a minimum capital requirement of RMB 10 million (approximately $1.47 million) for regional café chains and RMB 50 million (approximately $7.35 million) for national café chains. On September 29, 2002, Ministry of Information Industry, Ministry of Public Security, Ministry of Culture and State Administration for Commerce and Industry issued “Regulations on the Administration of Business Sites of Internet Access Services.” The regulations require a license to operate internet cafés which may not be assigned or leased to any third parties. The regulations also have detailed provisions regarding internet cafés’ business operations and security control.

We have been in compliance of these regulations. In August 2004, we increased our registered capital to RMB 10 million (approximately $1.46 million). In 2005, Junlong obtained internet café licenses of operating internet café chain in Shenzhen from the local counterpart of Ministry of Culture.

The Ministry of Cultural of China is in charge of regulating national internet café chains. To obtain a license to operate a national internet café chain, an applicant must, among other things, (i) a minimum registered capital of RMB 50 million, (ii) own or control at least 30 internet cafés, which shall cover at least three provinces or municipalities under direct administration of the State Council, and (iii) have been in full compliance with administrative regulations with respect to internet cafés for at least one year before submitting the application. Other requirements include having appropriate computer and ancillary facilities, necessary and qualified personnel and sound internal policy. Application for a national internet café chain shall be first made to the provincial counterpart of the Ministry of Cultural. After preliminary approval, the provincial authority will submit the application to the Ministry of Culture for final approval. In rendering its approval, the authorities consider such factors as the then existing number of the internet café chains.

We are subject to China's foreign currency regulations. The PRC government has controlled Renminbi reserves primarily through direct regulation of the conversion of Renminbi into other foreign currencies. Although foreign currencies, which are required for “current account” transactions, can be bought at authorized PRC banks, the proper procedural requirements prescribed by PRC law must be met. At the same time, PRC companies are also required to sell their foreign exchange earnings to authorized PRC banks, and the purchase of foreign currencies for capital account transactions still requires prior approval of the PRC government.

Under current PRC laws and regulations, Foreign Invested Entities, or FIEs, may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, FIEs in China are required to set aside at least 10.0% of their after-tax profit based on PRC accounting standards each year to their general reserves until the cumulative amount of such reserves reaches 50.0% of their registered capital. These reserves are not distributable as cash dividends. The board of directors of an FIE has the discretion to allocate a portion of the FIEs’ after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Our Employees

As of March 31, 2010, we employed a total of 312 full-time employees. The following table sets forth the number of employees by function:

Function	Number of
Employees
Senior Management	35
Accounting	5
Staff employees	272
Total	312

As required by applicable PRC law, we have entered into employment contracts with most of our officers, managers and employees. We are working towards entering employment contracts with those employees who do not currently have employment contracts with us. We believe that we maintain a satisfactory working relationship with our employees, and we have not experienced any significant disputes or any difficulty in recruiting staff for our operations.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not a party to any legal proceeding and are not aware of any legal claims that we believe will have a material adverse affect on our business, financial condition or operating results.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Our limited operating history makes evaluating our business and prospects difficult.

Our VIE Junlong was established in December 2003 and obtained the license to operate internet cafés in Shenzhen in 2005. Our limited operating history may not provide a meaningful basis for you to evaluate our business and prospects. Our business strategy has not been proven over time and we cannot be certain that we will be able to successfully expand our business.

You should also consider additional risks and uncertainties that may be experienced by early stage companies operating in a rapidly developing and evolving industry.

We are dependent on our management team and the loss of any key member of that team could have a material adverse effect on our operations and financial condition.

We attribute our success to the leadership and contributions of our managing team comprising executive directors and key executives, in particular, to our Chief Executive Officer, Dishan Guo and our Chief Technology Officer Zhenfan Li.

Our continued success is therefore dependent to a large extent on our ability to retain the services of these key management personnel. The loss of their services without timely and qualified replacement, will adversely affect our operations and hence, our revenue and profits. The loss of the services of Dishan Guo and Zhenfan Li in particular, will have an adverse impact on our performance.

We have not obtained social insurance benefits for all of our employees and could incur administrative fines and penalties that could materially affect our financial condition and reputation.

We have obtained social benefits coverage for employees who work at the headquarters of Junlong. For other employees, because of the high mobility of their work, they usually work on a probationary basis and will not enter into a long employment relationship with us. We are subject to administrative fines and penalties as a result of our failure to obtain social insurance for these employees. The amount of these fines and penalties, in the aggregate, may adversely affect our financial condition and our public image.

Tightened regulations on internet cafés may adversely affect our operations and revenues.

The Chinese government has been tough on internet café regulations. In 2003, the Chinese government imposed a minimum capital requirement of RMB 10 million (approximately $1.47 million) for regional café chains and RMB 50 million (approximately $7.32 million) for national café chains. On September 29, 2002, the State Council issued “Regulations on the Administration of Business Sites of Internet Access Services.” The regulations require a license to operate internet cafés which may not be assigned or leased to any third parties. The regulations also have detailed provisions regarding internet cafés’ business operations and security control. These regulations reduced the number of internet cafés.

If the Chinese government decided to impose more stringent regulations on internet cafés and their operations, our business may be adversely affected and our revenues may decrease as a result.

There may be reduced use of internet cafés with the increase in computer ownership and internet connections at home and any such reduction would negatively affect our financial performance.

With the rapid economic development and growing disposable income, computer ownership and internet connections at home will gradually increase. Although internet cafés provide easy access to the latest games, movies and music, fast and stable internet connections and a sense of community, there is no guarantee that individuals will continue to use internet cafés when they can have internet access at home.

Negative media coverage of internet cafés may reduce the number of customers that visit our internet cafes and result in lower revenues.

In the last few years there have been several negative stories in the media about internet cafes. A fatal fire in Beijing's Lanjisu Internet café in June 2002 raised nationwide concern about the country’s burgeoning internet café business. In 2006, a report from the China National Children's Center, a government think-tank, said that 13 percent of China's 18 million internet users under 18 were internet addicts. Responding to the problems associated with internet cafés, China imposed more stringent laws and regulations on internet cafés. In 2007, fearful of soaring internet addiction and juvenile crime, China banned the opening of new internet cafes for a year. Such negative media coverage may result in stricter government regulations and reduced number of customers.

We may be unable to adequately safeguard our intellectual property or we may face claims that may be costly to resolve or that limit our ability to use such intellectual property in the future.

Our business is reliant on our intellectual property. Our software SAFLASH is the result of our research and development efforts, which we believe to be proprietary and unique. However, we are unable to assure you that third parties will not assert infringement claims against us in respect of our intellectual property or that such claims will not be successful. It may be difficult for us to establish or protect our intellectual property against such third parties and we could incur substantial costs and diversion of management resources in defending any claims relating to proprietary rights. If any party succeeds in asserting a claim against us relating to the disputed intellectual property, we may need to obtain licenses to continue to use the same. We cannot assure you that we will be able to obtain these licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could cause our business results to suffer.

Further, we rely upon a combination of trade secrets, non-disclosure and other contractual agreements with our employees as well as limitation of access to and distribution of our intellectual property in our efforts to protect intellectual property. However, our efforts in this regard may be inadequate to deter misappropriation of our proprietary information or we may be unable to detect unauthorized use and take appropriate steps to enforce our rights. Policing unauthorized use of our intellectual property is difficult and there can be no assurance that the steps taken by us will prevent misappropriation of our intellectual property.

Where litigation is necessary to safeguard our intellectual property, or to determine the validity and scope of the proprietary rights of others, this could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, financial condition, operating results or future prospects.

We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel and business interruption as well as product liability claims. If such events were to occur, our business, financial performance and financial position may be materially and adversely affected.

Inability to maintain our competitiveness would adversely affect our financial performance.

We operate in a competitive environment and face competition from existing competitors and new market entrants. Some of these existing competitors, especially the national chains of internet cafés have more resources than us and may provide better services to customers.

There is no assurance that we will be able to compete successfully in the future. Any failure by us to remain competitive would adversely affect our financial performance.

We may be adversely affected by a significant or prolonged economic downturn in the level of consumer spending in the industries and markets served by our customers.

We rely on the spending of our customers in our cafés for our revenues, which may in turn depend on the customers’ level of disposable income, perceived future earning capabilities and willingness to spend. Any significant or prolonged decline of the PRC economy or economy of such markets served by our customers will affect consumers’ disposable income and consumer spending in these markets, and lead to a decrease in demand for consumer products.

To the extent that such decrease in demand for consumer products translates into a decline in the demand for internet café services, our performance will be adversely affected.

Revocation or failure to renew the license for operating internet café chain will adversely affect our business.

We hold a license for operating a regional internet café chain in Shenzhen and each of our internet cafés obtains a license for the internet access services. These licenses are currently valid and are renewable at the end of its term by application to the relevant authorities.

If any license is revoked or suspended or we are unable to renew the licenses for any reason, our business operations and correspondingly, our financial performance, would be adversely affected.

We may be unable to effectively manage our expansion.

We have identified several growth plans. These expansion plans may strain our financial resources. They may also overstretch our management personnel and require us to restructure our management structure.

If we are unable to successfully manage our expansion, we may encounter operational and financial difficulties which would in turn adversely affect our business and financial results.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans.

If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on the operating effectiveness of the company’s internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2009; accordingly, we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law, we will be subject to these requirements beginning with our annual report for the fiscal year ending December 31, 2010. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries and contractual relationship with Junlong. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars. Further, dividends paid to non-PRC stockholders may be subject to a 10% withholding, as further discussed under “Risk Factors – Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

RISKS RELATING TO OUR COMMERCIAL RELATIONSHIP WITH JUNLONG

Our contractual arrangements with Junlong and its shareholders may not be as effective in providing control over them as direct ownership.

We rely on contractual arrangements with our VIE and its shareholders to operate our business. For a description of these contractual arrangements, see “Corporate structure”. In the opinion of our PRC legal counsel, China Commercial Law Firm, these contractual arrangements are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. These contractual arrangements may not be as effective in providing us with control over these entities as direct ownership. If we had direct ownership of these entities, we would be able to exercise our rights as a shareholder to effect changes in the boards of directors of these entities, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, if Junlong or any of its shareholders fails to perform its or his respective obligations under these contractual arrangements, we may not be able to enforce the relevant agreements. If the agreements are ruled in violation of the PRC laws, even if the contracts are otherwise legal and valid, we may not be able to enforce our rights under these contracts. We may have to incur substantial costs and resources to enforce them, and seek legal remedies under PRC law, including specific performance or injunctive relief, and claiming damages, which may not be effective. Accordingly, it may be difficult for us to change our corporate structure or to bring claims against any of these entities if they do not perform their obligations under their contracts with us.

All of our revenues are generated through our VIE, and we rely on payments made by our VIE to Zhonghefangda, our subsidiary, pursuant to contractual arrangements to transfer any such revenues to Zhonghefangda. Any restriction on such payments and any increase in the amount of PRC taxes applicable to such payments may materially and adversely affect our business and our ability to pay dividends to our shareholders.

We conduct substantially all of our operations through Junlong, our VIE, which generates all of our revenues. As Junlong is not owned by our subsidiary, it is not able to make dividend payments to our subsidiary. Instead, Zhonghefangda, our subsidiary in China, entered into a number of contracts with Junlong, including Management and Consulting Services Agreement, Equity Pledge Agreement, Option Agreement and Voting Rights Proxy Agreement, pursuant to which Junlong pays Zhonghefangda for certain services that Zhonghefangda provides to Junlong. However, depending on the nature of services provided, certain of these payments are subject to PRC taxes at different rates, including business taxes and VATs, which effectively reduce the amount that Zhonghefangda receives from Junlong. We cannot assure you that the PRC government will not impose restrictions on such payments or change the tax rates applicable to such payments. Any such restrictions on such payment or increases in the applicable tax rates may materially and adversely affect our ability to receive payments from Junlong or the amount of such payments, and may in turn materially and adversely affect our business, our net income and our ability to pay dividends to our shareholders.

Dishan Guo’s association with Junlong could pose a conflict of interest which may result in Junlong decisions that are adverse to our business.

Dishan Guo, Jinzhou Zeng and Xiaofen Wang, who hold controlling interest in Classic Bond are also controlling shareholders of our VIE. Conflicts of interests between their dual roles as owners of both Junlong and our company may arise. We cannot assure you that when conflicts of interest arise, any or all of these individuals will act in the best interests of our company or that any conflict of interest will be resolved in our favor. In addition, these individuals may breach or cause Junlong to breach or refuse to renew the existing contractual arrangements, which will have a material adverse effect on our ability to effectively control Junlong and receive economic benefits from it. If we cannot resolve any conflicts of interest or disputes between us and the beneficial owners of Junlong, we would have to rely on legal proceedings, the outcome of which is uncertain and which could be disruptive to our business.

If Junlong or the VIE Shareholders violate our contractual arrangements with it, our business could be disrupted and we may have to resort to litigation to enforce our rights which may be time consuming and expensive.

Our operations are currently dependent upon our commercial relationship with Junlong. If Junlong or their shareholders are unwilling or unable to perform their obligations under our commercial arrangements with them, including payment of revenues under the Management and Consulting Service Agreement, we will not be able to conduct our operations in the manner currently planned.

If the PRC government determines that the agreements establishing the structure for operating our China business do not comply with applicable PRC laws, rules and regulations, we could be subject to severe penalties including being prohibited from continuing our operations in the PRC.

On August 9, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006 (the “2006 M&A Rules”). This new regulation, among other things, governs the approval process by which a PRC company may participate in an acquisition of assets or equity interests. In the opinion of our PRC counsel, China Commercial Law Firm, this approval process was not required in our case because we have not acquired either the equity or assets of a company located in the PRC, and that the VIE agreements do not constitute such an acquisition. If the PRC government were to take a contrary view, we might be subject to fines or other enforcement action, and might be forced to amend or terminate our contractual arrangements with Junlong, which could have an adverse effect on our business.

The 2006 M&A Rules also contain provisions requiring offshore special purpose vehicles, or SPVs, formed for the purpose of acquiring PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to listing their securities on an overseas stock exchange. In the opinion of our PRC counsel, China Commercial Law Firm, CSRC’s approval was not required for our offering of securities since we are not an SPV as defined in the Rules, nor have we acquired a PRC domestic company. However, there remains some uncertainty as to how this regulation will be interpreted or implemented. If the CSRC or another PRC regulatory agency subsequently determines that its approval was required, we may face sanctions by the CSRC or another PRC regulatory agency or other actions which could have an adverse effect on our business.

Uncertainties in the PRC legal system may impede our ability to enforce the commercial agreements that we have entered into with Junlong or any arbitral award thereunder and any inability to enforce these agreements could materially and adversely affect our business and operation.

While disputes under the Consulting Agreement with Junlong is subject to binding arbitration before the China International Economic and Trade Arbitration Commission, or CIETAC, in accordance with CIETAC Arbitration Rules, the agreements are governed by PRC law and an arbitration award may be challenged in accordance with PRC law. For example, a claim that the enforcement of an award in our favor will be detrimental to the public interest, or that an issue does not fall within the scope of the arbitration would require us to engage in administrative and judicial proceedings to defend an award. China’s legal system is a civil law system based on written statutes and unlike common law systems, it is a system in which decided legal cases have little value as precedent. As a result, China’s administrative and judicial authorities have significant discretion in interpreting and implementing statutory and contractual terms, and it may be more difficult to evaluate the outcome of administrative and judicial proceedings and the level of legal protection available than in more developed legal systems. These uncertainties may impede our ability to enforce the terms of the Consulting Agreement and the other contracts that we may enter into with Junlong. Any inability to enforce the Consulting Agreement or an award thereunder could materially and adversely affect our business and operation.

Our arrangements with Junlong and the VIE Shareholders may be subject to a transfer pricing adjustment by the PRC tax authorities which could have an adverse effect on our income and expenses.

We could face material and adverse tax consequences if the PRC tax authorities determine that our contracts with Junlong and the VIE Shareholders were not entered into based on arm’s length negotiations. Although our contractual arrangements are similar to other companies conducting similar operations in China, if the PRC tax authorities determine that these contracts were not entered into on an arm’s length basis, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. Such an adjustment may require that we pay additional PRC taxes plus applicable penalties and interest, if any.

RISKS RELATED TO DOING BUSINESS IN CHINA

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law, and any determination that we violated such laws could hurt our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corrpution laws, which strictly prohibits bribery. We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our Company, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the United States government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

  Level of government involvement in the economy;

  Control of foreign exchange;

  Methods of allocating resources;

  Balance of payments position;

  International trade restrictions; and

  International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the legal protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and our controlled VIE.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2% . These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Renminbi and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC controlled VIEs, limit our PRC controlled VIEs’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (i) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (ii) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (iii) covering the use of existing offshore entities for offshore financings; (iv) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (v) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the Registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have asked our stockholders, who are PRC residents as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that they can obtain the above SAFE registrations required by Circular 75 and Notice 106. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75 and Notice 106. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75 and Notice 106, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations which became effective on September 8, 2006.

On August 9, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006. This new regulation, among other things, governs the approval process by which a PRC company may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, the new regulation will require the PRC parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to the Ministry of Commerce and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the PRC business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under China’s new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operation reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) ½ directors with voting rights or senior management often resident in China. Such resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

However, as our case substantially meets the foregoing criteria, there is a likelihood that we are deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2008 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

The value of our securities will be affected by the currency exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. For example, if we need to convert U.S. dollars into RMB for our operational needs and the RMB appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ stock markets. The quotation of our shares on the OTC Bulletin Board means there is a less liquid market available for existing and potential stockholders to trade shares of our common stock. The limited liquidity could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We are subject to penny stock regulations and restrictions.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change-in-control.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 50 million shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights and redemption rights provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent the stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We operate a chain of 28 Internet Cafés in Shenzhen, Guangdong, China. We provide top quality internet café facilities and are the largest internet café chain in Shenzhen.

We provide internet access at reasonable prices to students and migrant workers. Although we sell snacks, drinks, and game access cards, over 95% of our revenue comes from selling access time to our computers.

For the fiscal year ended December 31, 2009, our revenue was $14,038,931 and our net profit was $4,388,449, representing an increase of 38.89% and 45.62%, respectively, from the previous fiscal year. For the three months ended March 31, 2010, our revenue was $3,721,105 and our net profit was $1,163,259, an increase of 16.11% and 17.06%, respectively, from the corresponding period of 2009. As of March 31, 2010, we have 312 employees.

Because our recent operations have been limited to the operations of Junlong, the discussion below of our performance is based upon the unaudited financial statements of Junlong for the three-month periods ended March 31, 2010 and 2009 and the audited financial statements of Junlong for the years ended December 31, 2009 and 2008, which are included in this report.

Principal Factors Affecting our Financial Performance

We believe that the following factors will continue to affect our financial performance:

  Improved Disposable Income. As Shenzhen Government is increasing the minimum wage, migrant workers who are our major customers will have more disposable income. We are expecting the inflow of migrant workers to contribute to our revenue growth.

  Continued Internet Café Use. Our business may be adversely affected with increased home computer and home console ownership. However, the home computer and console penetration rate is relatively low in China as compared to that of America and Europe. In addition, young people in China prefer internet cafes to home computers. We expect the preference will continue and provide us sustainable business.

Recent Developments

On July 2, 2010, we completed a reverse acquisition transaction through a share exchange with Classic Bond and its shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Classic Bond, in exchange for 19,000,000 shares of our common stock, which shares constituted 94% of our issued and outstanding shares on a fully-diluted basis, as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Classic Bond became our wholly-owned subsidiary and the former shareholders of Classic Bond, became our controlling stockholder. See “Corporate Structure and History – Our Corporate History and Background – Acquisition of Classic Bond” above for more information regarding Classic Bond, its subsidiary and controlled VIE.

Upon the closing of the reverse acquisition, Xuezheng Yuan, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held with immediate effect and from his position as our sole director effective 10 days after mailing of the Information Statement. Also upon the closing of the reverse acquisition, our board of directors increased its size from one to five members and appointed Dishan Guo, Zhenquan Guo, Lei Li, Wenbin An and Lizong Wang to fill the vacancies created by the resignation of Xuezheng Yuan and such increase. Mr. Dishan Guo's appointment became effective upon closing of the reverse acquisition, while the remaining appointments will become effective on the tenth day following our mailing of the Information Statement to our stockholders. In addition, our executive officers were replaced by the Classic Bond executive officers upon the closing of the reverse acquisition as indicated in more detail below.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition, with Classic Bond as the acquirer and China Unitech as the acquired party.

In April, 2010, we acquired two new cafes in Longgang district. Lanman internet cafe opened On 6th April, which has 231 computers with 10 employees; Chaosu internet cafe opened on 16th April , which has 240 computers with 14 employees.

Taxation

United States

China Unitech is subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as we had no taxable income for 2009 and 2008.

British Virgin Islands

Classic Bond was incorporated in the BVI and under the current laws of the BVI, is not subject to income taxes.

China

Zhonghefangda is subject to payment of a 5% business tax on its revenue.

Junlong was subject to a 18% Enterprise Income Tax, or EIT in 2008 20% in 2009, and 20% local tax for the fiscal years 2008 and 2009.

China passed a new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. In addition, under the EIT Law, we may be deemed to be a “resident enterprise,” as discussed in “Risk Factors – Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

We incurred income taxes of $333,864 for the period ended March 31, 2010, which is $117,286 or 54.15% more than the taxes we incurred in the same period in 2009. It was due to revenue increase because the internet cafes that were opened in the first quarter of 2009 became operative in the first quarter of 2010. The increase was also caused by the increase of income tax rate from 20% in 2009 to 22% in 2010. We incurred income taxes of $1,068,262 for the year ended December 31, 2009, an increase of $461,210 or 63.83% from the taxes we incurred in the same 2008 period, which were $652,052. This increase in taxes was due to new internet cafes opened and income tax rate rise from 18% in 2008 to 20% in 2009.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Results of Operations

The following tables set forth key components of our results of operations for the periods indicated, in dollars and as a percentage of revenue.

	Year ended				Three months ended
	December 31,				March 31,
	2009	2008	Comparison		2010	2009	Comparison
Revenue, net	$14,038,931	$10,107,823	3,931,108	38.89%	$3,721,105	$3,204,703	516,402	16.11%

Cost of revenue			2009/2008 gross				2010/2009 gross
Depreciation expenses	1,276,415	986,165	290,250	29.43%	331,630	285,000	46,630	16.36%
Direct labor	830,944	699,917	131,027	18.72%	228,523	185,381	43,142	23.27%
Rental payments for cafes	814,954	688,499	126,455	18.37%	206,699	195,134	11,565	5.93%
Utility expenses	1,367,545	989,448	378,097	38.21%	344,049	312,102	31,947	10.24%
Business tax and surcharge	3,319,554	2,389,324	930,230	38.93%	880,168	757,836	122,332	16.14%
Other overhead associated with the internet cafes	800,115	582,810	217,305	37.29%	169,070	223,839	-54,769	-24.47%
	8,409,527	6,336,163	2,073,364	32.72%	2,160,139	1,959,292	200,847	10.25%

Gross profit	5,629,404	3,771,660	1,857,744	49.26%	1,560,966	1,245,411	315,555	25.34%

Operating Expenses

General and administrative expenses	166,141	106,681	59,460	55.74%	62,673	37,653	25,020	66.45%

Total operating expenses	166,141	106,681	59,460	55.74%	62,673	37,653	25,020	66.45%

Income from operations	5,463,263	3,664,979	1,798,284	49.07%	1,498,293	1,207,758	290,535	24.06%

Non-operating income (expenses)

Interest income	-	859	-859		-	99	-99
Other income	-	-221	221			-95	95
					-
Interest expenses	-819	-	-819		-1,141		-1,141

	Year ended				Three months ended
	December 31,				March 31,
	2009	2008	Comparison		2010	2009	Comparison
Other expenses	-5,733	-	-5,733		-29	-	-29

Total other income (expenses)	-6,552	637	-7,189	-1128.57%	-1,170	4	-1,174	-293.50%

Net income before income taxes	5,456,711	3,665,617	1,791,094	48.86%	1,497,123	1,207,762	289,361	23.96%
Income taxes	1,068,262	652,052	416,210	63.83%	333,864	216,578	117,286	54.15%

Net income	$4,388,449	$3,013,565	1,374,884	45.62%	$1,163,259	$991,184	172,075	17.36%

Other comprehensive income
Foreign currency translation	8,958	160,001	-151,043	-94.40%	1,122	3,477	-2,355	-67.73%
Comprehensive income	$4,397,407	$3,173,566	1,223,841	38.56%	$1,164,381	$994,661	169,720	17.06%

As a Percentage of Sales Revenue
Revenue, net	100.00%	100.00%			100.00%	100.00%

Cost of revenue
Depreciation expenses	9.09%	9.76%			8.91%	8.89%
Direct labor	5.92%	6.92%			6.14%	5.78%
Rental payments for cafes	5.80%	6.81%			5.55%	6.09%
Utility expenses	9.74%	9.79%			9.25%	9.74%
Business tax and surcharge	23.65%	23.64%			23.65%	23.65%
Other overhead associated with the internet cafes	5.70%	5.77%			4.54%	6.98%
	59.90%	62.69%			58.05%	61.14%

Gross profit	40.10%	37.31%			41.95%	38.86%

Operating Expenses
	Year ended			Three months ended
	December 31,			March 31,
	2009	2008	Comparison	2010	2009	Comparison
General and administrative expenses	1.18%	1.06%		1.68%	1.17%

Total operating expenses	1.18%	1.06%		1.68%	1.17%

Income from operations	38.92%	36.26%		40.26%	37.69%

Non-operating income (expenses)

Interest income	-	0.01%		-	0.00%
Other income	-	0.00%		-	0.00%
Interest expenses	-0.01%	-		-0.03%	-
Other expenses	-0.04%	-		0.00%	-

Total other income (expenses)	-0.05%	0.01%		-0.03%	0.00%

Net income before income taxes	38.87%	36.27%		40.23%	37.69%
Income taxes	7.61%	6.45%		8.97%	6.76%

Net income	31.26%	29.81%		31.26%	30.93%

Other comprehensive income
Foreign currency translation	0.06%	1.58%		0.03%	0.11%
Comprehensive income	31.32%	31.40%		31.29%	31.04%

Comparison of Three Months Ended March 31, 2010 and 2009

Revenue. Our revenue is generated from sales of prepaid IC cards. Sales revenue increased $516,402, or 16.11%, to $3,721,105 for the three months ended March 31, 2010 from $3,204,703 for the same period in 2009. The increase was mainly because of the revenue generated by the cafes opened in 2009 which became operative in the first quarter of 2010.

Cost of Revenue. Our cost of sales is primarily comprised of the costs of our facilities, computers, accessories, utilities, labor and overhead. Our cost of sales increased $200,847, or 10.25%, to $2,160,139 for the three months ended March 31, 2010 from $1,959,292 during the same period in 2009. The increase was mainly attributable to increase of labor cost and utility expenses in the first quarter of 2010 as compared to the same period in 2009.

Gross Profit. Our gross profit is equal to the difference between our sales revenue and our cost of sales. Our gross profit increased $315,555, or 25.34%, to $1,560,966 for the three months ended March 31, 2010 from $1,245,411 for the same period in 2009. Gross profit as a percentage of sales revenue was 41.95% for the three months ended March 31, 2010, as compared to 38.86% during the same period in 2009. The improvement of our gross profit margin was mainly attributable to computer usage increase in the first quarter of 2010 as compared to the same period in 2009.

Operating Expenses. Our administrative expenses consist of the costs associated with staff and support personnel who manage our business activities. Our administrative expenses increased $25,020, or 66.45%, to $62,673 for the three months ended March 31, 2010 from $37,653 for the same period in 2009. The increase was mainly attributable to salary increase.

Non-operating Expenses. Our Non-operating expenses increased $1,174, to $1,170 for the three months ended March 31, 2010 from $4 operating income for the same period in 2009  In the 2010 period, we incurred interest expenses of $1,170 on the RMB 1 million (approximately $147,058) loan from China Construction Bank Shenzhen Branch, while in the 2009 period we received interest income of $4 from bank balances.

Income before Income Taxes. Income before income taxes increased $289,361, or 23.96%, to $1,497,123 for the three months ended March 31, 2010 from $1,207,762 for the same period in 2009. The increase of income before income tax was mainly attributable to computer usage increase in the first quarter. Income before income taxes as a percentage of sales revenue increased to 40.26% for the three months ended March 31, 2010, as compared to 37.69% for the same period in 2009 due to the factors described above.

Income Taxes. Our income taxes increased to $333,864 during the three months ended March 31, 2010 from $216,578 during the same period in 2009.

Net Income. Our net income increased $172,075, or 17.36%, to $1,163,259 during the three months ended March 31, 2010 from $991,184 during the same period in 2009, as a result of the factors described above.

Comparison of Fiscal Years Ended December 31, 2009 and 2008

Revenue. Revenue increased $3,931,108, or 38.89%, to $14,038,931 in 2009 from $10,107,823 in 2008. The increase was mainly attributable to the revenue generated by the cafes opened in 2009 which became operative in the first quarter of 2010.

Cost of Revenue. Our cost of revenue increased $2,073,364, or 32.72%, to $8,409,527 in 2009 from $6,336,163 in 2008. This increase was mainly due to depreciation and utility expenses accounted in the first quarter of 2010.

Gross Profit. Our gross profit increased $1,857,744, or 49.26%, to $5,629,404 during 2009 from $3,771,660 in 2008. Gross profit as a percentage of sales revenue was 40.10% during 2009 as compared to 37.31% during 2008. Such percentage increase was mainly attributable to our efforts to increase computer usage time in the first quarter of 2010.

Operating Expenses. Our general and administrative expenses increased $59,460, or 55.74%, to $166,141 during 2009 from $106,681 in 2008. As a percentage of sales revenue, administrative expenses in 2009 increased to 1.18%, as compared to 1.06% for 2008. The increase was primarily attributable to business expansion and increased number of employees.

Non-operating Expenses. Our non-operating expenses increased $7,189, to $6,552 during 2009 from $637 non-operating income in 2008. This increase was mainly due to the interest payment on the RMB 1 million loan to China Construction Bank Shenzhen Branch.

Income Before Income Taxes. Income before income taxes increased $1,791,094, or 48.86%, to $5,456,711 in 2009 from $3,665,617 in 2008. Income before income taxes as a percentage of sales revenue increased to 38.87% in 2009, as compared to 36.27% in 2008 due to the factors described above.

Income Taxes. Our income taxes increased to $1,068,262 from $652,052 during 2009 as compared to 2008.

Net Income. Our net income increased $1,374,884, or 45.62%, to $4,388,449 in 2009 from $3,013,565 in 2008 as a result of the factors described above.

Liquidity and Capital Resources

As of March 31, 2010, we had cash and cash equivalents of $4,641,622 and restricted cash of $1,645,675. The following table provides detailed information about our net cash flow for all financial statements periods presented in this report.

Cash Flow
(All amounts in thousands of U.S. dollars)

	Three Months Ended		Fiscal Year Ended
	March 31,		December 31,
	2010	2009	2009	2008
Net cash provided by (used in) operating activities	$1,586,135	$931,904	$4,781,464	$4,945,741
Net cash used in investing activities	(395)	(1,096,807)	(2,988,697)	(1,518,823)
Net cash provided by (used in) financing activities	0	0	146,180	(2,872,635)
Effect of Foreign currency translation on cash and cash equivalents	478	1,374	3,811	42,865
Net cash flows	1,586,218	(163,529)	1,942,758	606,148

Operating Activities

Net cash used in operating activities was $1,586,135 million for the three months ended March 31, 2010, as compared to $931,904 net cash used in operating activities for the same period in 2009.

Net cash provided by operating activities was $4,781,464 in 2009, as compared to $4,945,741 net cash provided by operating activities in 2008. The change was mainly attributable to increase in income tax payable and amount due to a director for advances made by the director

Investing Activities

Net cash used in investing activities was $395 for the three months ended March 31, 2010, as compared to $1,096,807 net cash used in investing activities for the same period in 2009.

Net cash used in investing activities was $2,988,697 in 2009, as compared to $1,518,823 net cash used in investing activities in 2008. The change was mainly attributable to two new subsidiaries to be established in Yiwu city, Zhejiang province and Anshun city, Guizhou province.

Financing Activities

Net cash provided by financing activities was $146,180 in 2009, as compared to $2,872,635 net cash used in financing activities in 2008. The change was mainly due to an approximately $2.9 million dividend paid to the owners of Zhonghefangda in 2008, while no dividend was paid in 2009.

As of March 31, 2010, we only had a one-year loan, extended by China Construction Bank Shenzhen Branch, in the principal amount of $146,282 outstanding. This loan will mature on October 25, 2010.

We believe that we maintain good relationships with the various banks we deal with and our current available working capital, after receiving the aggregate proceeds from our planned capital raising activities and bank loans referenced above, should be adequate to sustain our operations at our current levels through at least the next twelve months.

Obligations Under Material Contracts

We are party to a Loan Agreement with China Construction Bank Shenzhen Branch entered into in October 2009 for a loan of RMB 1 million (approximately $146,282).

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Revenue recognition

Internet café members purchase prepaid IC cards which include stored value that will be deducted based on time usage of computer at the internet cafe. Revenues derived from the prepaid IC cards at the internet café are recognized when services are provided. This is based upon usage of computer time at the internet cafe. Outstanding customer balances in the IC cards are included in deferred revenue on the balance sheets. The Company does not charge any service fees that cause a decrement to customer balances. There is no expiration date for IC cards.

The Company also records revenue from commission received from the sale of third parties on-line gaming cards, snacks and drinks. Commission revenue amounting to 20% of the value of the on-line gaming cards, snacks and drinks is recognized at the time the gaming cards, etc. are sold to customers. During the years ended December 31, 2009 and 2008, the commission income was $ 116,651 and $88,082, less than 1% of total revenue.

Cost of goods sold

Cost of goods sold consists primarily of depreciation of Café computer equipment and hardware, overhead associated with the internet cafes, including rental payments, utilities, business tax and surcharge. Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 5% to 6% on gross revenue generated from internet cafés.

Credit risk

The Company may be exposed to credit risk from its cash at bank and fixed deposits. An allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Restricted cash

At December 31, 2009, restricted cash of $1,645,411 represented cash held by two escrow agents on behalf of the company for registered capital and operating cash flow purposes of two new subsidiary companies to be established in Yiwu city, Zhejiang province and Anshun city, Guizhou province.

Inventory

Inventory represented the IC cards we purchased from IC cards manufacturer. Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method.

Fair Value of Financial Instruments

FASB accounting standard requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, short-term loans, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations.

Equipment Deposits

The Company prepaid the equipments deposits to the computer suppliers for purchase of computer and equipments for the two new internet cafes which were expected to be opened in Spring, 2010.

Property, plant and equipment

Fixed assets, comprising computer equipment and hardware, leasehold improvements, office furniture and vehicles and are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives listed below.

Estimated Useful Lives
Leasehold improvement	Lesser of term of the lease or the estimated useful lives of the assets
Café computer equipment and hardware	5 years
Café furniture and fixtures	5 years
Office furniture, fixtures and equipments	5 years
Motor vehicles	5 years

Deferred Revenue

Deferred revenue represents amounts from the IC cards that are unused balance. The Outstanding customer balances are $775,985 and $800,474 as at December 31, 2009 and 2008 and are included in deferred revenue on the balance sheets.

Comprehensive income

The Company follows the FASB’s accounting standard. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

	2009	2008
Year end RMB : USD exchange rate	6.8372	6.8542
Average yearly RMB : USD exchange rate	6.8409	6.9623

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the above, neither the Company nor its subsidiary provides any other post-retirement or post-employment benefits.

Earnings per Common Share

No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

Retained earnings-appropriated

In accordance with the relevant PRC regulations and the Company’s PRC articles of association, Junlong is required to allocate their respective net income to statutory surplus reserve.

Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the articles of associations of the Company, Junlong is required to allocate 10% of their net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital of the subsidiaries, any further allocation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

Recently issued accounting pronouncements

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a standard that established the FASB Accounting Standards Codification (the “ASC”), which effectively amended the hierarchy of U.S. generally accepted accounting principles (“GAAP”) and established only two levels of GAAP, authoritative and non-authoritative. All previously existing accounting standard documents were superseded, and the ASC became the single source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission (“SEC”), which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the ASC became non-authoritative. The ASC was intended to provide access to the authoritative guidance related to a particular topic in one place. New guidance issued subsequent to June 30, 2009 will be communicated by the FASB through Accounting Standards Updates. The ASC was effective for financial statements for interim or annual reporting periods ending after September 15, 2009. We adopted and applied the provisions of the ASC for the Company’s fiscal year ended December 31, 2009, and have eliminated references to pre-ASC accounting standards throughout the financial statements. The adoption of the ASC did not have a material impact on the Company’s financial statements.

Subsequent Events

In May 2009, the FASB issued new guidance on the treatment of subsequent events which is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, management of a reporting entity is required to evaluate subsequent events through the date that financial statements are issued and disclose the date through which subsequent events have been evaluated, as well as the date the financial statements were issued. This new guidance was effective for fiscal years and interim periods ended after June 15, 2009, and must be applied prospectively. The Company adopted this guidance in the year ended December 31, 2009.

Fair Value and Other-Than-Temporary Impairments

In April 2009, the FASB issued new guidance intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. New guidance related to determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly provides additional guidelines for estimating fair value in accordance with pre-existing guidance on fair value measurements. New guidance on recognition and presentation of other-than-temporary impairments provides additional guidance related to the disclosure of impairment losses on securities and the accounting for impairment losses on debt securities, but does not amend existing guidance related to other-than-temporary impairments of equity securities. The new guidance was effective for fiscal years and interim periods ended after June 15, 2009. As such, the Company adopted this guidance for the quarter ended June 30, 2009. Adoption of the new guidance did not have a material impact on the Company’s financial statements.

Hierarchy of Generally Accepted Accounting Principles

In June 2009, the FASB issued FASB ASC 105-10 (Prior authoritative literature: FASB Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”). FASB ASC 105-10 replaces SFAS No. 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As such, the Company is required to adopt this standard in the current period. Adoption of FASB ASC 105-10 did not have a significant effect on the Company’s financial statements.

Financial Instruments

In February 2007, the FASB issued a new accounting standard which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This accounting standard also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company adopted this accounting standard on November 1, 2008. It has not elected to measure any financial assets and financial liabilities at fair value which were not previously required to be measured at fair value. Therefore, the adoption of this accounting standard has had no impact on its financial statements and footnote disclosure.

In April 2009, the FASB issued additional guidance to require disclosures about the fair value of financial instruments on an interim basis. Previously, this has been disclosed on an annual basis only.

The Company adopted this guidance for the quarter ended June 30, 2009. This guidance has not impacted the Company’s balance sheets or income statements, as its requirements are disclosure-only in nature.

Fair Value Measurement

In September 2006, the FASB issued a new accounting standard related to fair value measurements. The new standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued a new provision which delayed the effective date of the fair value measurements and disclosures for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). In August 2009, the FASB issued ASU No. 2009-05, "Measuring Liabilities at Fair Value" in relation to the fair value measurement of liabilities. The Company adopted the applicable portions of the provisions of the new standards as of November 1, 2008, and will adopt the provision related to the nonfinancial assets and nonfinancial liabilities on November 1, 2009. The adoption of this accounting standard for financial assets and financial liabilities did not have a material impact on its financial statements. Although the Company will continue to evaluate the application of the provision for the nonfinancial assets and nonfinancial liabilities, the Company does not expect the adoption to have a material impact on the financial statements.

Measuring Liabilities at Fair Value

In August 2009, the FASB issued an accounting standard update that amended the accounting standard for fair value measurements. Specifically, the accounting standard update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of the accounting standard on fair value measurements (e.g. an income approach or market approach). This accounting standard update also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. This guidance will be effective for the first interim period beginning November 1, 2009. The Company does not anticipate that the adoption of this statement will have a material impact on its financial statements.

Useful Life of Intangible Asset

In April 2008, the FASB issued a new accounting standard which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Application of this accounting standard is not currently applicable to the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. There are moderate impact on our business during major national holidays such as the Spring Festival and National Day. This pattern may change, however, as a result of new market opportunities or new product introductions.

DESCRIPTION OF PROPERTY

There is no private land ownership in China. Individuals and companies are permitted to acquire land use rights for specific purposes. We currently do not have any land use rights. Instead we lease most of the property that we need to operate our business from third parties.

Junlong currently leases from an individual Changsheng Hao the office space for its headquarters located at Room 1010, Unit D, Block 1, Yuanjing Garden, Longxiang Road, Zhongxin Cheng, Longgang District, Shenzhen. The lease is from December 1, 2009 to December 31, 2010. The lease has been filed with the House Leasing Management Office of Longgang District, Shenzhen.

Junlong also leases spaces from different entities or individuals for its 28 internet cafés.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of July 2, 2010 immediately after the consummation of the share exchange (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Junlong, 1-D-1010, Yuanjing Park, Long Xiang Road, Long Gang District, Shenzhen, Guangdong Province, People’s Republic of China.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Dishan Guo	Chairman and Chief Executive Officer	Common stock, $0.001 par value	12,008,750	59.45%
Xuezheng Yuan	Director	Common stock, $0.001 par value		*
All officers and directors as a group (2 persons named above)		Common stock, $0.001 par value	12,008,750	59.45%
5% Security Holders
Dishan Guo		Common stock, $0.001 par value	12,008,750	59.45%

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 20,200,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of July 2, 2010.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

NAME	AGE	POSITION
Dishan Guo	46	Chairman and Chief Executive Officer
Zhenquan Guo (1)	33	Director
Lei Li (1)	45	Director
Wenbin An (1)	70	Director
Lizong Wang (1)	45	Director
Xuezheng Yuan (2)	41	Director

(1)	Will become a director on the 10th day following the mailing by us of the Information Statement to our stockholders

(2)	Former President, Chief Executive Officer, Chief Financial Officer and Secretary prior to July 2, 2010 and current director until the 10th day following the mailing by us of the Information Statement to our stockholders.

Dishan Guo. Mr. Guo became our Chairman and CEO on July 2, 2010, the day that we consummated our reverse acquisition of Classic Bond. As the founder of Junlong, Mr. Guo has served as the Managing Director and CEO of Junlong for over 7 years since 2003, responsible for strategic planning of the company’s business and growth and overseeing the operations of the Comapny. He has extensive experience and contact in the industry; he is the executive president of Shenzhen Longgang District Internet Industry Association which is the associate department of the ministry of culture and sets the internet café industry standards, and a director of Guangdong High-Tech Inudstry Association. Mr. Guo graduated from Administrative Management Institute in Guangdong province in 1996, holding a college degree in business management. Mr. Guo's foregoing experience, qualifications, attributes and skills led us to the conclusion that he should serve as a director of our company, in light of our business and structure.

Zhenquan Guo. Zhenquan Guo will join our board on the 10th day following the mailing of the Information Statement to our Shareholders. Mr. Guo joined the company in 2003; he has worked in a variety of roles in Junlong. Since 2006, Zhenquan Guo has been the Operation Director in Junlong Culture Communication Co. Ltd; he is in charge of the daily operations in the wholly owned internet cafés of Junlong. Over the past five years, he has taken part in all the internet cafe set up and license application task and gained extensive experience in internet cafe industry. Zhenquan Guo graduated in Gannan Normal University in 2000, major in Mathematics and Applied Mathematics; he gained is master degree from Shenzhen University in 2008 as a on-job postgraduate student major in Marketing. Mr Guo's foregoing experience, qualifications, attributes and skills led us to the conclusion that he should serve as a director of our company, in light of our business and structure.

Lei Li. Lei Li will join our board on the 10th day following the mailing of the Information Statement to our Shareholders. Mr. Li is the founder and managing director of the Boardroom Advisors Company Limited, a Beijing-based financial advisory firm. He is currently also a Director of Universal Travel Group, a NYSE-listed company. He served as chief financial officer of Synutra International, Inc., a NASDAQ-listed company, from October 2007 to November 2009. From August 2004 to September 2007, Mr. Li was vice president and chief financial officer of Kasen International Holdings Limited, a public company listed on the Hong Kong Stock Exchange. Prior to that, Mr. Lee served as chief financial officer at Eagle Brand Holdings Limited, a company listed on the Singapore Stock Exchange. Mr. Li’s experience also includes serving as a financial controller at the Korean division of Exel Plc, and serving as a senior auditor at Waste Management Inc.’s international department in London. Mr. Li is a fellow member of the Association of Chartered Certified Accountants (ACCA) in the UK. He received a bachelor’s degree in management and engineering from Beijing Institute of Technology, a master’s degree in economics from Renmin University of China, and a master’s degree in accounting and finance from the London School of Economics. Mr. Li's foregoing experience, qualifications, attributes and skills led us to the conclusion that he should serve as a director of our company, in light of our business and structure.

Wenbin An. Wenbin An will join our board on the 10th day following the mailing of the Information Statement to our Shareholders. Mr. An was a diplomatic before retiring in 2002. He was deputy consul general in the PRC Consulate in Los Angeles from 1987 to 1994. In 1995, after returning to Beijing, he served as the Ministry of Foreign Affairs’ Chief of Protocol for sever years, during which time he organized many high profile events, including the Fourth World Conference on Women in Beijing in 2005 and the celebration of the handover of Hong Kong in 1997, and he accompanied PRC leaders in visits to more than 30 foreign countries. Mr. An graduated from Zhongshan University in Guangzhou, where he major in English language. Since retirement, Mr. An has been serving as business consultants to PRC companies. Mr. An's foregoing experience, qualifications, attributes and skills led us to the conclusion that he should serve as a director of our company, in light of our business and structure.

Lizong Wang. Mr. Wang will join the board on the 10th day following the mailing of the Information Statement to our Shareholders. Mr. Wang currently serves as deputy secretary of China Society for Promotion of The Guangcai Program, a program initiated and implemented by PRC private enterprises to alleviate poverty. He also serves as strategic advisors and independent directors of Universal Travel Group, Shenzhen 3nod Electronics Co., Ltd, and Shenzhen Ruidefeng Pesticide. In addition, he acts as economic consultant to a number of municipalities in the PRC as well as Asan in Korea. Mr. Wang is a frequent lecturer at high education institutions in the Greater China Region. Mr. Wang's foregoing experience, qualifications, attributes and skills led us to the conclusion that he should serve as a director of our company, in light of our business and structure.

Xuezheng Yuan. Mr. Yuan became our Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary on March 14, 2006. On July 2, 2010, Mr. Yuan resigned from all offices he held with us. On the same date, Mr. Yuan submitted his resignation as a member of our board of directors, which will become effective on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about July 20, 2010. Since March 14, 2006, Mr. Yuan has been our president, chief executive officer, secretary/treasurer, chief financial officer, principal accounting officer and the sole member of the board of directors. Since April 1997, Mr. Yuan has been the president of Hubei Dilong Industry Group located in Wuhan, China. Hubei Dilong Industry Group is engaged in the business of tourist and travel theme park. From April 1992 to April 1997, Mr. Yuan was a founder and president of Hubei Province Real Estate Development Ltd. located in Wuhan, China. Hebei Province Real Estate Development Ltd. is engage in the business of real estate development. From July 1990 to April 1992, Mr. Yuan was employed by a trading company located in Shenzhen, China. He was mainly engaged in the business of acting as an import and export agent of textiles. In 1990, Mr. Yuan was awarded a degree in sociology from China Wuhan Irrigation Water and Electric Power University. Mr. Yuan devotes 15 hours a week to our operations.

Except as noted above, there are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

The company is conducting a search for candidates to serve as Chief Financial Officer.

Family Relationships

Zhenquan Guo, one of our directors, is the nephew of our CEO Dishan Guo. There are no other family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons, and Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table— Fiscal Years Ended December 31, 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Total ($)
Dishan Guo, Chief Executive Officer (1)	2009	6,272	6,272
	2008	5,856	5,856
Xuezheng Yuan, Former Chief Executive Officer (2)	2009	-	-
	2008	-	-

(1)

On July 2, 2010, we acquired Classic Bond in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Guo became our Chief Executive Officer and President. Prior to the effective date of the reverse acquisition, Mr. Guo served at Classic Bond’s VIE Junlong as its CEO. The annual, long term and other compensation shown in this table include the amount Mr. Guo received from Junlong prior to the consummation of the reverse acquisition.

(2)	Xuezhoneg Yuan resigned as our sole officer upon the closing of the reverse acquisition of Classic Bond on July 2, 2010.

Employment Agreements

All of our employees, including Mr. Dishan Guo, our Chief Executive Officer, have executed our standard employment agreement. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. Mr. Guo’s employment agreement provides for an annual salary of RMB 300,000 (approximately $44,118).

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to our officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2009.

Compensation of Directors

During the 2009 fiscal year, no member of our board of directors received any compensation for his services as a director.

TRANSACTIONS WITH RELATED PERSONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2009 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

  On June 11, 2010, Zhonghefangda entered into the Management and Consulting Services Agreement with Junlong, pursuant to which Zhonghefangda agreed to provide management and consulting services to the VIE in exchange for service fees up to 100% of the VIE’s aggregate net profits during the term of the agreement.

  On June 11, 2010, Zhonghefangda entered into the Option Agreement with Junlong and the VIE Shareholders, whereby the VIE and the VIE Shareholders granted Zhonghefangda an exclusive, irrevocable option to purchase all or part of their equity interests in Junlong.

  On June 11, 2010, Zhonghefangda entered into the Equity Pledge Agreement with Junlong and the VIE Shareholders, whereby the VIE Shareholders have pledged their entire equity interest in the VIE to Zhonghefangda. The equity interests are pledged as collateral to secure the respective obligations of the VIE and the VIE Shareholders under the Management and Consulting Services Agreement, the Option Agreement and the Voting Rights Proxy Agreement.

  On June 11, 2010, Zhonghefangda entered into the Voting Rights Proxy Agreement with the VIE and the VIE Shareholders. The agreement requires the VIE Shareholders to grant and entrust Zhonghefangda with all of the voting rights as shareholders of the VIE for the maximum period of time permitted by law.

  On July 2, 2010, we entered into a cancellation agreement with certain shareholders, namely, Xuezheng Yuan, First Prestige, Inc., Shuihua Cheng, Catalfa Holdings, Inc. and JD Infinity Holdings, Inc., whereby these shareholders agreed to the cancellation of 4,973,600 shares of our common stock owned by him. At the time he entered into the Cancellation Agreement, Mr. Yuan was our sole director and officer.

None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board trades under the symbol “CUIG.OB,” however there is not currently, and historically there has never been, an active trading market for our common stock, and no information is available for the prices of our common stock.

Approximate Number of Holders of Our Common Stock

As of July 2, 2010, immediately after consummation of the share exchange, there were approximately 111 stockholders of record of our common stock, as reported by our transfer agent. In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single stockholder.

Dividends

Junlong declared a dividend distribution to Dishan Guo, Jinzhou Zeng, Xiaojiang Yang and Xiaofen Wang on December 31, 2008, totaling RMB 20 million (approximately US$2.9 million). Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends within one year. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.00001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary, our VIE and other holdings and investments. In addition, our operating subsidiary and our VIE, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued /and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.00001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No other shares of our preferred stock are currently outstanding. The issuance of additional shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our amended and restated articles of incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Our amended and restated articles of incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent and Registrar

Our independent stock transfer agent is Pacific Stock Transfer Company. Its mailing address is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119. Its phone number is (702) 361-3033.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our amended and restated articles of incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our amended and restated articles of incorporation and bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

  The Company shall indemnify its directors and officers, or any person serving at the request of the Company, to the fullest extent permitted by the NRS.

  The Company may at the discretion of the Board of Directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 2, 2010, we issued 19,000,000 shares of our common stock to the shareholders of Classic Bond. The total consideration for the 19,000,000 shares was 50,000 ordinary shares of Classic Bond, which is all the issued and outstanding capital stock of Classic Bond. The number of our shares issued to the shareholders of Classic Bond was determined based on an arms-length negotiation. The issuance these shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Classic Bond, the former shareholders of Classic Bond own an aggregate of 94% of the total outstanding shares of our capital stock and 94% total voting power of all our outstanding voting securities.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition of Classic Bond pursuant to the Share Exchange Agreement on July 2, 2010, Xuezheng Yuan, our sole director and officer, submitted a resignation letter pursuant to which he resigned immediately from all offices that he held and from his position as our sole director effective 10 days after mailing of the Information Statement. The resignation of Mr. Yuan was not in connection with any known disagreement with us on any matter.

A copy of this report has been provided to Mr. Yuan, who has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether she agrees with the statements made by us in this report, and if not, stating the respects in which she does not agree. No such letter has been received by us.

On the same day, our board of directors increased its size from one to five members and appointed Dishan Guo, Zhenquan Guo, Lei Li, Wenbin An and Lizong Wang to fill the vacancies created by the resignation of Mr. Yuan and such increase. Mr. Guo joined the board on July 2, 2010, and the other four new directors will join board when Yuan’s resignation as director takes effect 10 days after mailing of the Information Statement.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 2, 2010, our board of directors approved a change in our fiscal year end from June 30 to December 31. This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosures set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

1. Unaudited condensed combined financial statements of Junlong for the three months ended March 31, 2010 and 2009.

2. Audited combined financial statements of Junlong for the fiscal years ended December 31, 2009 and 2008.

(b) Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of China Unitech and its subsidiaries.

(d) Exhibits

Exhibit No.	Description

2.1*	Form of Share Exchange Agreement, dated July 2, 2010, among the Company, Classic Bond Development Limited and its shareholders.

3.1	Articles of Incorporation of the Company [Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed on August 30, 2006].

3.2	Bylaws of the Company [Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed on August 30, 2006].

4.1*	Form of Cancellation Agreement, dated July 2, 2010, among the Company and certain shareholders.

10.1*	Management Consulting Service Agreement, dated June 11, 2010, among Zhonghefangda, Junlong and Junlong’s shareholders.

10.2*	Equity Pledge Agreement, dated June 11, 2010, among Zhonghefangda, Junlong and Junlong’s shareholders.

10.3*	Option Agreement, dated June 11, 2010, among Zhonghefangda, Junlong and Junlong’s shareholders.

10.4*	Proxy Agreement, dated June 11, 2010, among Zhonghefangda, Junlong and Junlong’s shareholders.

10.5*	English Translation of Employment Agreement, dated April 1, 2009, between Junlong and Tu Fan.

10.6*	English Translation of Form of Non-disclosure and Non-competition Agreement, dated March 11, 2010, between Junlong and its employees.

10.7*	English Summary of Loan Agreement, dated October 23, 2009, between Junlong and Shenzhen Branch of China Construction Bank.

10.8*	English Summary of Guaranty Contract of Maximum Amount, dated October 23, 2009, between Dishan Guo and Shenzhen Branch of China Construction Bank.

10.9*	English Summary of Purchase Agreement, dated June 7, 2010, between Junlong and Shenzhen SEG Industrial Investment Co., Ltd.

10.10*	English Summary of Lease Contract, dated September 1, 2006, between Junlong and Zou Zhiwei.

10.11*	English Summary of Lease Contract, dated December 15, 2009, between Junlong and Hao Changsheng

21*	Subsidiaries of the Company.

* Filed herewith

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2010

CHINA UNITECH GROUP, INC.

By:/s/ Dishan Guo
      Dishan Guo
      Chief Executive Officer

SHENZHEN JUN LONG CULTURE COMMUNICATION CO., LTD.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2009 AND 2008

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Certified Public Accountants | 1870 Winston Road S., Suite 200 | Rochester, New York 14618 | 585.295.2400 | EFPRotenberg.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Shenzhen Jun Long Culture Communication Co., Ltd.
1-D-1010, Yuan Jing Park, Long Xiang Road
City Centre, Long Gang District
Shenzhen City, Guangdong Province, China

We have audited the accompanying balance sheets of Shenzhen Jun Long Culture Communication Co., Ltd. as of December 31, 2009 and 2008, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2009. Shenzhen Jun Long Culture Communication Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Jun Long Culture Communication Co., Ltd. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
February 26, 2010

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

BALANCE SHEETS

	December 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$3,055,404	$1,112,646
Restricted cash	1,645,411	-
Rental deposit	144,504	130,723
Equipment deposit	81,217	29,004
Inventory	204,971	74,096

Total current assets	5,131,507	1,346,469

Plant and equipment, net	3,572,696	3,574,931

Total assets	$8,704,203	$4,921,400

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short term loan	$146,259	$-
Accounts payable	33,979	22,418
Deferred revenue	775,985	800,474
Payroll and payroll related liabilities	124,390	119,633
Income and other taxes payable	525,470	943,473
Accrued expenses	43,126	32,407
Amount due to a director	5,162	350,570

Total current liabilities	1,654,371	2,268,975

Stockholders' Equity
Capital - at stated value, no authorized shares	1,367,222	1,367,222
Statutory reserves	718,744	399,802
Retained earnings	4,752,871	683,364
Accumulated other comprehensive income	210,995	202,037

Total stockholders’ equity	7,049,832	2,652,425

Total liabilities and stockholders’ equity	$8,704,203	$4,921,400

The accompanying notes are an integral part of the financial statements

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For The Years Ended
	December 31
	2009	2008

Revenue, net	$14,038,931	$10,107,823

Cost of revenue
Depreciation expenses	1,276,415	986,165
Direct labor	830,944	699,917
Rental payments for cafes	814,954	688,499
Utility expenses	1,367,545	989,448
Business tax and surcharge	3,319,554	2,389,324
Other overhead associated with the internet cafes	800,115	582,810
	8,409,527	6,336,163

Gross profit	5,629,404	3,771,660

Operating Expenses

General and administrative expenses	166,141	106,681

Total operating expenses	166,141	106,681

Income from operations	5,463,263	3,664,979

Non-operating income (expenses)

Interest income	-	859
Other income	-	(221)
Interest expenses	(819)	-
Other expenses	(5,733)	-

Total other income (expenses)	(6,552)	637

Net income before income taxes	5,456,711	3,665,617
Income taxes	1,068,262	652,052

Net income	$4,388,449	$3,013,565

Other comprehensive income
Foreign currency translation	8,958	160,001
Comprehensive income	$4,397,407	$3,173,566

The accompanying notes are an integral part of the financial statements

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

				Accumulated
	Stated			other	Total
	Capital	Statutory	Retained	comprehensive	Stockholders’
	Amount	reserves	Earnings	income	Equity

Balance at December 31, 2007	$1,367,222	$98,427 $	843,809	$42,036	$2,351,494
Dividend paid	-		(2,872,635)	-	(2,872,635)
Transfers to statutory reserves		301,375	(301,375)		-
Net income for the year	-		3,013,565	-	3,013,565
Foreign currency translation difference	-			160,001	160,001
Balance at December 31, 2008	1,367,222	399,802	683,364	202,037	2,652,425

Transfers to statutory reserves	-	318,942	(318,942)	-	-
Net income for the year	-		4,388,449	-	4,388,449
Foreign currency translation difference	-	-	-	8,958	8,958

Balance at December 31, 2009	1,367,222	718,744	4,752,871	210,995	7,049,832

The accompanying notes are an integral part of the financial statements

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

STATEMENTS OF CASH FLOWS

	For The Years Ended
	December 31
	2009	2008
Cash flows from operating activities:
Net income	$4,388,449	$3,013,565
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,303,177	997,921

Changes in operating assets and liabilities:

Rental deposit	(13,449)	(16,087)
Inventory	(130,619)	(54,229)
Accounts payable	11,499	4,599
Amount due to director	(346,093)	10,772
Payroll and payroll related liabilities	4,457	50,486
Accrued expenses	10,632	15,752
Deferred revenue	(26,466)	151,206
Income and other tax payable	(420,123)	780,756

Net cash provided by operating activities	4,781,464	4,954,741

Cash flows from investing activities:
Acquisition of property, plant and equipment	(1,324,220)	(1,512,446)
Deposit paid for equipment and construction in progress	(19,952)	(6,377)
Restricted cash	(1,644,525)	-

Net cash used in investing activities	(2,988,697)	(1,518,823)

Cash flows from financing activities:
Proceeds from bank loan	146,180	-
Dividend paid	-	(2,872,635)

Net cash flows provided by (used in) financing activities:	146,180	(2,872,635)

Effect of foreign currency translation on cash and cash equivalents	3,811	42,865

Net increase in cash	1,942,758	606,148

Cash- beginning of year	1,112,646	506,498

Cash- end of year	$3,055,404	$1,112,646

Cash paid during the year for:
Interest paid	$1,423	$-
Income taxes paid	$962,623	$535,364

The accompanying notes are an integral part of the financial statements

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

1.	Organization and Nature of Business

Shenzhen Junlong Culture Communication Co., Ltd. (“Junlong’) is a Chinese enterprise organized in the People’s Republic of China (“PRC”) on December 26, 2003 in accordance with the Laws of the People’s Republic of China with the registered capital of $0.136 million (equivalent to Rmb 1 million).

In 2001, the Chinese government imposed higher capital (Rmb10 million for regional internet café chain and Rmb50 million for national internet café chain) and facility requirements for the establishment of internet cafes. On August 19, 2004, Junlong was granted approval from Shenzhen Municipal People’s Government to increase its registered capital by $1,230,500 from $136,722 to $1,367,222 million (increased by RMB 9 million, from RMB 1 million to RMB 10 million) The capital verification process has been completed.

In 2005, Junlong obtained internet cafe licenses of operating internet café chain from the Ministry of Culture, and opened the internet first cafe in April, 2006 and our member can access internet at our venues. As of December 31, 2009, the company operated 28 internet cafes, including 10 internet cafes opened in 2006, 3 internet cafes opened in 2007, 10 internet cafes opened in 2008, and 5 internet cafes opened in 2009. Junlong currently mainly engages in the operation of internet café chain stores in the Shenzhen region of PRC.

On December 25, 2008, the company declared a dividend of $2.9 million (equivalent to RMB20 million).

2.	Summary of Significant Accounting Policies

(a) Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

(b) Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates

Significant Estimates
These financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes, impairment testing of long-lived assets and various contingent liabilities. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies - Continued

(c) Revenue recognition

Internet café members purchase prepaid IC cards which include stored value that will be deducted based on time usage of computer at the internet cafe. Revenues derived from the prepaid IC cards at the internet café are recognized when services are provided. This is based upon usage of computer time at the internet cafe. Outstanding customer balances in the IC cards are included in deferred revenue on the balance sheets. The Company does not charge any service fees that cause a decrement to customer balances. There is no expiration date for IC cards.

The Company also records revenue from commission received from the sale of third parties on-line gaming cards, snacks and drinks. Commission revenue amounted to 20% of the value of the on-line gaming cards, snacks and drinks is recognized at the time the gaming cards, etc. are sold to customers. During the years ended December 31, 2009 and 2008, the commission income was $ 116,651 and $88,082, less than 1% of total revenue.

(d) Cost of goods sold

Cost of goods sold consists primarily of depreciation of Café computer equipment and hardware, overhead associated with the internet cafes, including rental payments, utilities, business tax and surcharge. Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 5% to 6% on gross revenue generated from internet cafés.

(e) Credit risk

The Company may be exposed to credit risk from its cash at bank, fixed deposits. An allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

(f) Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

(g) Restricted cash

At December 31, 2009, restricted cash of $1,645,411 represented cash held by two escrow agents on behalf of the company for registered capital and operating cash flow purposes of two new subsidiary companies to be established in Yiwu city, Zhejiang province and Anshun city, Guizhou province.

(h) Inventory

Inventory represented the IC cards we purchased from IC cards manufacturer. Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies - Continued

(i) Fair Value of Financial Instruments

FASB accounting standard requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, short-term loans, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations.

(j) Equipment Deposits

The Company prepaid the equipments deposits to the computer suppliers for purchase of computer and equipments for the two new internet cafes which were expected to be opened in Spring, 2010.

(k) Property, plant and equipment

Fixed assets, comprising computer equipment and hardware, leasehold improvements, office furniture and vehicles and are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives listed below.

Estimated Useful Lives
Leasehold improvement	Lesser of term of the lease or the estimated useful lives of the assets

Café computer equipment and hardware	5 years

Café furniture and fixtures	5 years

Office furniture, fixtures and equipments	5 years

Motor vehicles	5 years

(l) Deferred Revenue

Deferred revenue represents amounts from the IC cards that are unused balance. The Outstanding customer balances are $775,985 and $800,474 as at December 31, 2009 and 2008 and are included in deferred revenue on the balance sheets.

(m) Comprehensive income

The Company follows the FASB’s accounting standard. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies - Continued

(n) Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

(o) Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the consolidated financial statements were as follows:

	2009	2008
Year end RMB : USD exchange rate	6.8372	6.8542
Average yearly RMB : USD exchange rate	6.8409	6.9623

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(p) Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the above, neither the Company nor its subsidiary provides any other post-retirement or post-employment benefits.

(q) Earnings Per Common Share

No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

(r) Retained earnings-appropriated

In accordance with the relevant PRC regulations and the Company’s PRC articles of association, Junlong is required to allocate their respective net income to statutory surplus reserve.

(s) Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the articles of associations of the Company, Junlong is required to allocate 10% of their net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital of the subsidiaries, any further allocation is optional.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies - Continued

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

Recently Adopted Accounting Pronouncements

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a standard that established the FASB Accounting Standards Codification (the “ASC”), which effectively amended the hierarchy of U.S. generally accepted accounting principles (“GAAP”) and established only two levels of GAAP, authoritative and non-authoritative. All previously existing accounting standard documents were superseded, and the ASC became the single source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission (“SEC”), which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the ASC became non-authoritative. The ASC was intended to provide access to the authoritative guidance related to a particular topic in one place. New guidance issued subsequent to June 30, 2009 will be communicated by the FASB through Accounting Standards Updates. The ASC was effective for financial statements for interim or annual reporting periods ending after September 15, 2009. We adopted and applied the provisions of the ASC for the Company’s fiscal year ended December 31, 2009, and have eliminated references to pre-ASC accounting standards throughout the financial statements. The adoption of the ASC did not have a material impact on the Company’s financial statements.

Subsequent Events

In May 2009, the FASB issued new guidance on the treatment of subsequent events which is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, management of a reporting entity is required to evaluate subsequent events through the date that financial statements are issued and disclose the date through which subsequent events have been evaluated, as well as the date the financial statements were issued. This new guidance was effective for fiscal years and interim periods ended after June 15, 2009, and must be applied prospectively. The Company adopted this guidance in the year ended December 31, 2009.

Fair Value and Other-Than-Temporary Impairments

In April 2009, the FASB issued new guidance intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. New guidance related to determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly provides additional guidelines for estimating fair value in accordance with pre-existing guidance on fair value measurements. New guidance on recognition and presentation of other-than-temporary impairments provides additional guidance related to the disclosure of impairment losses on securities and the accounting for impairment losses on debt securities, but does not amend existing guidance related to other-than-temporary impairments of equity securities. The new guidance was effective for fiscal years and interim periods ended after June 15, 2009. As such, the Company adopted this guidance for the quarter ended July 31, 2009. Adoption of the new guidance did not have a material impact on the Company’s financial statements.

Hierarchy of Generally Accepted Accounting Principles

In June 2009, the FASB issued FASB ASC 105-10 (Prior authoritative literature: FASB Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”). FASB ASC 105-10 replaces SFAS No. 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As such, the Company is required to adopt this standard in the current period. Adoption of FASB ASC 105-10 did not have a significant effect on the Company’s financial statements.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

2.	Summary of Significant Accounting Policies - Continued

Financial Instruments
In February 2007, the FASB issued a new accounting standard which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This accounting standard also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company adopted this accounting standard on November 1, 2008. It has not elected to measure any financial assets and financial liabilities at fair value which were not previously required to be measured at fair value. Therefore, the adoption of this accounting standard has had no impact on its financial statements and footnote disclosure.

In April 2009, the FASB issued additional guidance to require disclosures about the fair value of financial instruments on an interim basis. Previously, this has been disclosed on an annual basis only. The Company adopted this guidance for the quarter ended July 31, 2009. This guidance has not impacted the Company’s balance sheets or income statements, as its requirements are disclosure-only in nature.

Fair Value Measurement
In September 2006, the FASB issued a new accounting standard related to fair value measurements. The new standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued a new provision which delayed the effective date of the fair value measurements and disclosures for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). In August 2009, the FASB issued ASU No. 2009-05, "Measuring Liabilities at Fair Value" in relation to the fair value measurement of liabilities. The Company adopted the applicable portions of the provisions of the new standards as of November 1, 2008, and will adopt the provision related to the nonfinancial assets and nonfinancial liabilities on November 1, 2009. The adoption of this accounting standard for financial assets and financial liabilities did not have a material impact on its financial statements. Although the Company will continue to evaluate the application of the provision for the nonfinancial assets and nonfinancial liabilities, the Company does not expect the adoption to have a material impact on the financial statements.

Measuring Liabilities at Fair Value
In August 2009, the FASB issued an accounting standard update that amended the accounting standard for fair value measurements. Specifically, the accounting standard update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of the accounting standard on fair value measurements (e.g. an income approach or market approach). This accounting standard update also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. This guidance will be effective for the first interim period beginning November 1, 2009. The Company does not anticipate that the adoption of this statement will have a material impact on its financial statements.

Useful Life of Intangible Asset
In April 2008, the FASB issued a new accounting standard which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Application of this accounting standard is not currently applicable to the Company.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

3.	Cash and Cash Equivalents

Cash and cash equivalents are summarized as follows:

	2009	2008

Cash at bank	$2,969,539	$1,040,596
Cash in hand	85,865	72,050
	$3,055,404	$1,112,646

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents (Note 2). As of December 31, 2009 and December 31, 2008, substantially all of the Company’s cash and cash equivalents were held by major banks located in the PRC, which management believes are of high credit quality.

4.	Restricted Cash

Bank deposits held by:	2009	2008

Mr. Fang Zheng-rong	$914,117	$-
Mr. Tsang Kam-ping	731,294	-
	$1,645,411	$-

At December 31, 2009, restricted cash of $1,645,411 represented cash held by two escrow agents on behalf of the company for registered capital and operating cash flow purposes of two new subsidiary companies to be established in Yiwu city, Zhejiang province and Anshun city, Guizhou province.

5.	Equipment deposit

Equipment deposit consists of:

	2009	2008

Equipment deposit for purchase computers	$81,217	$29,004

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

6.	Inventory

Inventory consists of:

	2009	2008

Purchased IC cards	$204,971	$74,096

There was no allowance made for obsolete or slow moving inventory as of December 31, 2009 and 2008.

7.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,	December 31,
	2009	2008

Leasehold improvement	$2,388,937	$1,921,211

Café computers equipments and hardware	3,333,037	2,705,098

Café furniture and fixtures	858,846	699,662

Office furniture, fixtures and equipments	21,117	16,574

Motor vehicle	94,073	15,211
	$6,696,010	$5,357,756

Less: Accumulated depreciation	(3,169,385)	(1,860,880)

Property and equipment in service, net	3,526,625	3,496,877

Construction in progress	46,071	78,054

Property and equipment, net	$3,572,696	$3,574,931

During the year ended December 31, 2009, depreciation expenses amounted to $1,303,181, of which $ 1,276,415 and $ 26,766 was recorded as cost of sales and general and administrative expense, respectively.

During the year ended December 31, 2008, depreciation expenses amounted to $997,922, of which $986,165 and $11,757 was recorded as cost of sales and general and administrative expense, respectively.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

8.	Short Term Loan

The short term loan due within one year as of December 31, 2009 and 2008 consist of the following:

			2009	2008
Bank	Loan Period	Interest rate

China Construction Bank	October 27, 2009 to October 25, 2010	6.372%	$146,259	$-

On October 27, 2009, the Company entered into a loan agreement with China Construction Bank for $146,259 (RMB1,000,000) which was secured by director’s guarantee. The annual interest rate is 6.372% and is due on October 25, 2010.

9.	Due To A Director

	2009	2008

Mr. Guo Di Shan, a director of the Company	$5,162	$350,570

The amount due to Mr. Guo Di Shan is unsecured with no stated interest or repayment terms.

10.	Income and Other Tax Payables

Income and other tax payables consist of the following:

	2009	2008

Business tax payable	$240,015	$180,374
Income tax	280,027	173,898
Withhold Individual income tax payable	2,907	587,306
Other tax payables	2,521	1,895
Total	$525,470	$943,473

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

11.	Income Tax

The Company incorporated in PRC are subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws. Junlong was charged a tax rate of 18% of its taxable income in 2008 and 20% in 2009.

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are no material timing differences and therefore no deferred tax asset or liability at December 31, 2009. As approved by the relevant tax authority in the PRC, Junlong’s income tax rates will be 22% and 24% for 2010 and 2011 respectively and 24% for 2012 and thereafter.

The income tax provision consists of the following:

	2009	2008

Current	$1,068,262	$652,052
Deferred	-	-
	$1,068,262	$652,052

The Company applied the provisions of ASC 740.10.50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our consolidated financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the consolidated statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

As of December 31, 2009, the Company is subject to potential audit by the PRC tax bureau for three yeas afterwards. As of December 31, 2009 and 2008, the Company did not accrue any interest and penalties in connection with ASC 740.10.50.

12.	Employee Benefits

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan, which is calculated at a range of  8% of the average monthly salary, was $6,671 and $4,357 for the years ended December 31, 2009 and 2008, respectively.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

13.	Commitments and Contingencies

Operating Leases
In the normal course of business, the Company leases office space and internet cafes under operating leases agreements, which expire through 2014. The Company rents internet cafes venues and office space, primarily for regional sales administration offices that are conducive to administrative operations. The operating leases agreements generally contain renewal options that may be exercised in the Company's discretion after the completion of the base rental terms. In addition, many of the leases provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis.

As of December 31, 2009, the Company was obligated under operating leases requiring minimum rentals as follows:

Fiscal year
2010	$866,555
2011	709,850
2012	474,062
2013	188,865
2014 and thereafter	97,648
$2,336,980

During the year ended December 31, 2009, rent expenses amounted to $823,730, of which $814,954 and $8,776 was recorded as cost of sales and general and administrative expense, respectively.

During the year ended December 31, 2008, rent expenses amounted to $697,117, of which $688,499 and $8.618 was recorded as cost of sales and general and administrative expense, respectively.

Incorporation of Two New Subsidiary Companies

The Company is committed to establish two new subsidiary companies, which located in Yiwu city, Zhejiang province and Anshun city, Guizhou province with the investment of approximately $2.195 million (equivalent to Rmb15 million) each, with total of $4.39 million as registered capital and operating cash flow purposes. The registered capital of each subsidiary company will be $0.439 million (Rmb3,000,000). As of December 31, 2009, the company paid approximately $1.6 million (Rmb11.25 million) in total to two escrow agents and the amounts were recorded under restricted cash.

Upon the establishment of the two subsidiary companies, the two escrow agents will be appointed as the General Manager of the two subsidiary companies. The Company is committed to pay a monthly salary of approximately $1,100 (Rmb7,500) plus 3% of the net income of the respective subsidiary companies as bonus.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

14.	Concentrations, Risks, and Uncertainties

The Company did not have any customer constituting greater than 10% of net sales for the year ended December 31, 2009.

At December 31, 2009 and 2008, there was one supplier of consignment snacks and drinks accounted for 100% of the Company’s account payable, with a total amount of $33,979 and $22,418 respectively.

15.	Operating Risk

 Interest rate risk

The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 8. Other financial assets and liabilities do not have material interest rate risk.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi. In the opinion of the directors, the Company does not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s products are processed in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

The Chinese government began tightening its regulation of internet cafes since 2001,. In particular, a large number of unlicensed internet cafes have been closed. In addition, the Chinese government has imposed higher capital (Rmb10,000,000 for regional internet café chain is required and Rmb50,000,000 for national internet café chain) and facility requirements for the establishment of internet cafes. Furthermore, the Chinese government’s policy, which encourages the development of a limited number of national and regional internet cafe chains and discourages the establishment of independent internet cafes, may slow down the growth of internet cafes. Recently, the Ministry of Culture, together with other government authorities, issued a joint notice suspending the issuance of new internet cafe chain licenses. Any intensified government regulation of internet cafes could restrict our ability to maintain and expand our internet cafes.

Currently, the Company uses only one internet service provider. However, there are other internet service providers available to the Company. The management of the Company believes that the risk of loss of internet services is not that high because of other service providers available to the Company.

16.	Shareholders’ Equity

On December 26, 2003, the inception date of the company, Junlong was formed with 3 shareholders, Mr. Guo Di Shan, Mr. Ceng Jin Zhou and Ms. Wang Xiao Fen. The initial capital was $136,722 (Rmb1,000,000), Mr. Guo Di Shan, Mr. Ceng Jin Zhou and Ms. Wang Xiao Fen contributed $68,362, $34,180 and $34,180 respectively.

On August 26, 2004, the Company increased its registered share capital from $136,722 (Rmb1,000,000) to $1,367,222 (Rmb10,000,000) by the creation of additional $1,230,500(Rmb9,000,000) registered capital. Mr. Guo Di Shan and Mr. Ceng Jin Zhou contributed $ 1,162,139 and $68,361 respectively.

On May 27, 2008, Mr. Guo Di Shan sold his 10% to Mr. Yang Xiao Jiang, and on October 13, 2009, Mr. Yang Xiao Jiang sold his 10% shareholding back to Mr. Guo Di Shan. Since the registration process with the PRC registration department on such change of shareholding was not yet effective as of December 31, 2009, the current shareholding of the Company are: Mr. Guo Di Shan held 80%, Mr. Yang Xiao Jiang held 10%, Mr. ChenJin Zhou held 7.5% and Ms. Wang Xiao Fen held 2.5% of the shareholding of the Company.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

17.	Subsequent Event

The Company evaluated subsequent events through the time of issuance of the financial statements on February 26, 2010. Pursuant to the requirements of FASB ASC Topic 855, there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in the financial statements. There is no subsequent event from December 31, 2009 through February 26, 2010, the financial statements issue date.

18.	Segment Information

The Company applies the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Company views its operations and manages its business as one segment: the operation of internet café chain. Factors used to identify the Company's single operating segment include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company operates predominantly in one geographical area, the PRC.

SHENZHEN JUN LONG CULTURE COMMUNICATION CO., LTD.

FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND DECEMBER 31, 2009

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

INDEX TO FINANCIAL STATEMENTS

Page

Balance Sheets	F-21
Statements of Income and Comprehensive Income	F-22
Statements of Stockholders’ Equity	F-23
Statements of Cash Flows	F-24
Notes to Financial Statements	F-25 - F-35

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	Unaudited

ASSETS
Current assets:
Cash and cash equivalents	$4,641,622	$3,055,404
Restricted cash	1,645,675	1,645,411
Rental deposit	144,527	144,504
Equipment deposit	81,230	81,217
Inventory	190,988	204,971

Total current assets	6,704,042	5,131,507

Plant and equipment, net	3,234,866	3,572,696

Total assets	$9,938,908	$8,704,203
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short term loan	$146,282	$146,259
Accounts payable	51,475	33,979
Deferred revenue	768,081	775,985
Payroll and payroll related liabilities	103,312	124,390
Income and other taxes payable	603,250	525,470
Accrued expenses	47,621	43,126
Amount due to a director	4,674	5,162

Total current liabilities	1,724,695	1,654,371

Stockholders' Equity:
Capital - at stated value, no authorized shares	1,367,222	1,367,222
Statutory reserves	718,744	718,744
Retained earnings	5,916,130	4,752,871
Accumulated other comprehensive income	212,117	210,995

Total stockholders’ equity	8,214,213	7,049,832

Total liabilities and stockholders’ equity	$9,938,908	$8,704,203

The accompanying notes are an integral part of the financial statements

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
UNAUDITED

	For The Three Months Ended
	March 31
	2010	2009

Revenue, net	$3,721,105	$3,204,703

Cost of revenue
Depreciation expenses	331,630	285,000
Direct labor	228,523	185,381
Rental payments for cafes	206,699	195,134
Utility expenses	344,049	312,102
Business tax and surcharge	880,168	757,836
Other overhead associated with the internet cafes	169,070	223,839
	2,160,139	1,959,292
Gross profit	1,560,966	1,245,411

Operating Expenses
General and administrative expenses	62,673	37,653

Total operating expenses	62,673	37,653

Income from operations	1,498,293	1,207,758

Non-operating income (expenses)
Interest income	-	99
Other income	-	(95)
Interest expenses	(1,141)	-
Other expenses	(29)	-
Total other income (expenses)	(1,170)	4

Net income before income taxes	1,497,123	1,207,762
Income taxes	333,864	216,578
Net income	$1,163,259	$991,184

Other comprehensive income
Foreign currency translation	1,122	3,477
Comprehensive income	$1,164,381	$994,661

The accompanying notes are an integral part of the financial statements

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

STATEMENTS OF STOCKHOLDERS’ EQUITY

				Accumulated
	Stated			other	Total
	Capital	Statutory	Retained	comprehensive	Stockholders’
	Amount	reserves	Earnings	income	Equity

Balance at December 31, 2008	$1,367,222	$399,802	$683,364	$202,037	$2,652,425

Transfers to statutory reserves	-	318,942	(318,942)	-	-
Net income for the year	-		4,388,449	-	4,388,449
Foreign currency translation difference	-	-	-	8,958	8,958

Balance at December 31, 2009	1,367,222	718,744	4,752,871	210,995	7,049,832

Net income for the period	-	-	1,163,259	-	1,163,259

Foreign currency translation difference	-		-	1,122	1,122

Balance at March 31, 2010 – unaudited	$1,367,222	$718,744	$5,916,130	$212,117	$8,214,213

The accompanying notes are an integral part of the financial statements

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

STATEMENTS OF CASH FLOWS
UNAUDITED

	For The Three Months Ended
	March 31
	2010	2009

Cash flows from operating activities
Net income	$1,163,259	$991,184
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	338,802	290,613

Changes in operating assets and liabilities:
Rental deposit	-	(6,719)
Inventory	14,016	(128,118)
Accounts payable	17,491	146,107
Deferred revenue	(8,029)	170,891
Payroll and payroll related liabilities	(21,099)	(41,147)
Income and other taxes payable	77,696	(481,585)
Accrued expenses	4,488	11,282
Amount due to director	(489)	(20,604)
Net cash provided by operating activities	1,586,135	931,904

Cash flows from investing activities
Acquisition of property, plant and equipment	(395)	(1,131,151)
Deposit paid for equipment and construction in progress	-	34,344

Net cash used in investing activities	(395)	(1,096,807)

Effect of foreign currency translation on cash and cash equivalents	478	1,374

Net increase in cash	1,586,218	(163,529)

Cash- beginning of period	3,055,404	1,112,646

Cash- end of period	$4,641,622	$949,117

Cash paid during the period for:
Interest paid	$2,330	$-
Income taxes paid	$280,075	$174,091

The accompanying notes are an integral part of the financial statements

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

1.	Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.

2.	Organization and Nature of Business

Shenzhen Junlong Culture Communication Co., Ltd. (“Junlong’) is a Chinese enterprise organized in the People’s Republic of China (“PRC”) on December 26, 2003 in accordance with the Laws of the People’s Republic of China with the registered capital of $0.136 million (equivalent to RMB 1 million).

In 2001, the Chinese government imposed higher capital (RMB10 million for regional internet café chain and RMB50 million for national internet café chain) and facility requirements for the establishment of internet cafes. On August 19, 2004, Junlong was granted approval from Shenzhen Municipal People’s Government to increase its registered capital by $1,230,500 from $136,722 to $1,367,222 million (increased by RMB 9 million, from RMB 1 million to RMB 10 million) The capital verification process has been completed.

In 2005, Junlong obtained internet cafe licenses of operating internet café chain from the Ministry of Culture, and opened the internet first cafe in April, 2006 and our member can access internet at our venues. As of December 31, 2009, the company operated 28 internet cafes, including 10 internet cafes opened in 2006, 3 internet cafes opened in 2007, 10 internet cafes opened in 2008, and 5 internet cafes opened in 2009. Junlong currently mainly engages in the operation of internet café chain stores in the Shenzhen region of PRC.

On December 25, 2008, the company declared a dividend of $2.9 million (equivalent to RMB20 million).

3.	Summary of Significant Accounting Policies

(a) Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

(b) Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates

Significant Estimates

These financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes, impairment testing of long-lived assets and various contingent liabilities. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

2.	Summary of Significant Accounting Policies - Continued

(c) Revenue recognition

Internet café members purchase prepaid IC cards which include stored value that will be deducted based on time usage of computer at the internet cafe. Revenues derived from the prepaid IC cards at the internet café are recognized when services are provided. This is based upon the usage of computer time at the internet cafe. Outstanding customer balances in the IC cards are included in deferred revenue on the balance sheets. The Company does not charge any service fees that cause a decrement to customer balances. There is no expiration date for IC cards.

The Company also records revenue from commission received from the sale of third parties on-line gaming cards, snacks and drinks. Commission revenue amounted to 20% of the value of the on-line gaming cards, snacks and drinks is recognized at the time the gaming cards, etc. are sold to customers. During the three months ended March 31, 2010 and 2009, the commission income was $29,326 and $24,941, less than 1% of total revenue.

(d) Cost of goods sold

Cost of goods sold consists primarily of depreciation of Café computer equipment and hardware, overhead associated with the internet cafes, including rental payments, utilities, business tax and surcharge. Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 5% to 6% on gross revenue generated from internet cafés.

(e) Credit risk

The Company may be exposed to credit risk from its cash at bank, fixed deposits. An allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

(f) Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

(g) Restricted cash

At March 31, 2010 and December 31, 2009, restricted cash of $1,645,675 (equivalent to RMB11,250,000) represented cash held by two escrow agents on behalf of the company for registered capital and operating cash flow purposes of two new subsidiary companies to be established in Yiwu city, Zhejiang province and Anshun city, Guizhou province.

(h) Inventory

Inventory represented the IC cards we purchased from IC cards manufacturer. Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (FIFO) method.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

2.	Summary of Significant Accounting Policies - Continued

(i) Fair Value of Financial Instruments

FASB accounting standard requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts payable, short-term loans, accruals and other payables, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations.

(j) Equipment Deposits

The Company prepaid the equipments deposits to the computer suppliers for purchase of computer and equipments for the two new internet cafes which were expected to be opened in Spring, 2010.

(k) Property, plant and equipment

Property, plant and equipment, comprising computer equipment and hardware, leasehold improvements, office furniture and vehicles and are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives listed below.

Estimated Useful Lives

Leasehold improvement	Lesser of term of the lease or the estimated useful lives of the assets
Café computer equipment and hardware	5 years
Café furniture and fixtures	5 years
Office furniture, fixtures and equipments	5 years
Motor vehicles	5 years

(l) Deferred Revenue

Deferred revenue represents amounts from the IC cards that are unused balance. The Outstanding customer balances are $768,081 and $775,985 as at March 31, 2010 and December 31, 2009 and are included in deferred revenue on the balance sheets.

(m) Comprehensive income

The Company follows the FASB’s accounting standard. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

2.	Summary of Significant Accounting Policies - Continued

(n) Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

(o) Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

	3/31/2010	3/31/2009
Year end RMB : USD exchange rate	6.83610	6.84560
Average yearly RMB : USD exchange rate	6.83603	6.84659

	12/31/2009	12/31/2008
Year end RMB : USD exchange rate	6.8372	6.8542
Average yearly RMB : USD exchange rate	6.8409	6.9623

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(p) Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the above, neither the Company nor its subsidiary provides any other post-retirement or post-employment benefits.

(q) Earnings Per Common Share

No basic income/loss per common share has been calculated based on the weighted average number of shares outstanding during the period since the Company is a Chinese company with stated capital, without number of shares.

(r) Retained earnings-appropriated

In accordance with the relevant PRC regulations and the Company’s PRC articles of association, Junlong is required to allocate their respective net income to statutory surplus reserve.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

2.	Summary of Significant Accounting Policies - Continued

(s) Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the articles of associations of the Company, Junlong is required to allocate 10% of their net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital of the subsidiaries, any further allocation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

Recently Adopted Accounting Pronouncements

Fair Value and Other-Than-Temporary Impairments

In April 2009, the FASB issued new guidance intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. New guidance related to determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly provides additional guidelines for estimating fair value in accordance with pre-existing guidance on fair value measurements. New guidance on recognition and presentation of other-than-temporary impairments provides additional guidance related to the disclosure of impairment losses on securities and the accounting for impairment losses on debt securities, but does not amend existing guidance related to other-than-temporary impairments of equity securities. The new guidance was effective for fiscal years and interim periods ended after June 15, 2009. As such, the Company adopted this guidance for the quarter ended June 30, 2009. Adoption of the new guidance did not have a material impact on the Company’s financial statements.

Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities

In June 2009, the FASB issued revised authoritative guidance related to variable interest entities, which requires entities to perform a qualitative analysis to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity. The guidance also requires an ongoing reassessment of variable interests and eliminates the quantitative approach previously required for determining whether an entity is the primary beneficiary. This guidance, which was reissued by the FASB in December 2009 as ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” amends ASC Topic 810, “Consolidation”, and will be effective as of the beginning of an entity’s first annual reporting period that begins after November 15, 2009 (January 1, 2010 for the Company). The adoption of this guidance has not had a significant impact on the Company’s financial statements.

Financial Instruments

In February 2007, the FASB issued a new accounting standard which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This accounting standard also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company adopted this accounting standard on November 1, 2008. It has not elected to measure any financial assets and financial liabilities at fair value which were not previously required to be measured at fair value. Therefore, the adoption of this accounting standard has had no impact on its financial statements and footnote disclosure.

In April 2009, the FASB issued additional guidance to require disclosures about the fair value of financial instruments on an interim basis. Previously, this has been disclosed on an annual basis only. The Company adopted this guidance for the quarter ended June 30, 2009. This guidance has not impacted the Company’s balance sheets or income statements, as its requirements are disclosure-only in nature.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

2.	Summary of Significant Accounting Policies – Continued

Fair Value Measurement

In September 2006, the FASB issued a new accounting standard related to fair value measurements. The new standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued a new provision which delayed the effective date of the fair value measurements and disclosures for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). In August 2009, the FASB issued ASU No. 2009-05, "Measuring Liabilities at Fair Value" in relation to the fair value measurement of liabilities. The Company adopted the applicable portions of the provisions of the new standards as of November 1, 2008, and will adopt the provision related to the nonfinancial assets and nonfinancial liabilities on November 1, 2009. The adoption of this accounting standard for financial assets and financial liabilities did not have a material impact on its financial statements. Although the Company will continue to evaluate the application of the provision for the nonfinancial assets and nonfinancial liabilities, the Company does not expect the adoption to have a material impact on the financial statements.

Measuring Liabilities at Fair Value

In August 2009, the FASB issued an accounting standard update that amended the accounting standard for fair value measurements. Specifically, the accounting standard update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of the accounting standard on fair value measurements (e.g. an income approach or market approach). This accounting standard update also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. This guidance will be effective for the first interim period beginning November 1, 2009. Adoption did not have an impact on our financial statements.

3.	Cash and Cash Equivalents

Cash and cash equivalents are summarized as follows:

	March 31,	December 31,
	2010	2009
	(unaudited)

Cash at bank	$4,560,650	$2,969,539
Cash in hand	80,971	85,865
	$4,641,622	$3,055,404

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents (Note 2). As of March 31, 2010 and December 31, 2009, substantially all of the Company’s cash and cash equivalents were held by major banks located in the PRC, which management believes are of high credit quality.

4.	Restricted Cash

	March 31,	December 31,
Bank deposits held by:	2010	2009
	(unaudited)

Mr. Fangrong, Zheng – Anshun city of Guizhou province	$914,264	$914,117
Mr. Jinping Zeng - Yiwu city of Zhejiang province	731,411	731,294
	$1,645,675	$1,645,411

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

4.	Restricted Cash– Continued

At March 31, 2010 and December 31, 2009, the restricted cash represented bank deposits of RMB11,500,000 held by two escrow agents on behalf of the company for registered capital and operating cash flow purposes of two new subsidiary companies to be established in Anshun city, Guizhou province and Yiwu city, Zhejiang province.

5.	Equipment deposit

Equipment deposit consists of:
	March 31,	December 31,
	2010	2009
	(unaudited)

Equipment deposit for purchase computers	$81,230	$81,217

6.	Inventory

Inventory consists of:

	March 31,	December 31,
	2010	2009
	(unaudited)

Purchased IC cards	$190,988	$204,971

There was no allowance made for obsolete or slow moving inventory as of March 31, 2010 and December 31, 2009.

7.	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	March 31,	December 31,
	2010	2009
	(unaudited)

Leasehold improvement	$2,389,322	$2,388,938
Café computers equipments and hardware	3,333,573	3,333,037
Café furniture and fixtures	858,984	858,846
Office furniture, fixtures and equipments	21,515	21,117
Motor vehicle	94,089	94,072
	$6,697,483	$6,696,010
Less: Accumulated depreciation	(3,508,695)	(3,169,385)
Property and equipment in service, net	3,188,788	3,526,625
Construction in progress	46,079	46,071
Property and equipment, net	$3,234,867	$3,572,696

During the three months ended March 31, 2010, depreciation expenses amounted to $338,802, of which $ 331,630 and $ 7,172 were recorded as cost of sales and general and administrative expense, respectively.

During the three months ended March 31, 2009, depreciation expenses amounted to $290,613, of which $285,000 and $ 5,613 were recorded as cost of sales and general and administrative expense, respectively.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

8.	Short Term Loan

The short term loan due within one year as of March 31, 2010 and December 31, 2009 consist of the following:

			March 31,	December 31,
			2010	2009
			(unaudited)
Bank	Loan Period	Interest rate

China Construction Bank	October 27, 2009 to October 25, 2010	6.372%	$146,282	$146,259

On October 27, 2009, the Company entered into a loan agreement with China Construction Bank for $146,259 (RMB1,000,000) which was secured by director’s guarantee. The annual interest rate is 6.372% and is due on October 25, 2010.

9.	Due To A Director

	March 31,	December 31,
	2010	2009
	(unaudited)

Mr. Guo Di Shan, a director of the Company	$4,674	$5,162

The amount due to Mr. Guo Di Shan is unsecured with no stated interest or repayment terms.

10.	Income and Other Tax Payables

Income and other tax payables consist of the following:

	March 31,	December 31,
	2010	2009
	(unaudited)

Business tax payable	$264,989	$240,015
Income tax	333,861	280,027
Withhold Individual income tax payable	1,617	2,907
Other tax payables	2,783	2,521
Total	$603,250	$525,470

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

11.	Income Tax

The Company incorporated in PRC is subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in their Chinese statutory accounts in accordance with the relevant enterprises income tax laws. Junlong was charged a tax rate of 20% of its taxable income in 2009 and 22% in 2010.

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are no material timing differences and therefore no deferred tax asset or liability at March 31, 2010. As approved by the relevant tax authority in the PRC, Junlong’s income tax rates will be 24% for 2011 and thereafter.

The income tax provision consists of the following:

	March 31, 2010	March 31, 2009
	(unaudited)	(unaudited)

Current	$333,864	$216,578
Deferred	-	-
	$333,864	$216,578

The Company applied the provisions of ASC 740.10.50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. ASC 740.10.50 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740.10.50 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes in the statements of operation. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

As of March 31, 2010, the Company is subject to potential audit by the PRC tax bureau for three years afterwards. As of March 31, 2010 and 2009, the Company did not accrue any interest and penalties in connection with ASC 740.10.50.

12.	Employee Benefits

The Company contributes to a state pension scheme organized by municipal and provincial governments in respect of its employees in PRC. The compensation expense related to this plan, which is calculated at a range of 8% of the average monthly salary, was $ 734 and $1,298 for the periods ended March 31, 2010 and 2009, respectively.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

13.	Commitments and Contingencies

Operating Leases

In the normal course of business, the Company leases office space and internet cafes under operating leases agreements, which expire through 2014. The Company rents internet cafes venues and office space, primarily for regional sales administration offices that are conducive to administrative operations. The operating leases agreements generally contain renewal options that may be exercised in the Company's discretion after the completion of the base rental terms. In addition, many of the leases provide for regular increases to the base rental rate at specified intervals, which usually occur on an annual basis.

As of March 31, 2010, the Company was obligated under operating leases requiring minimum rentals as follows:

Fiscal year
Remainder of 2010	$649,916
2011	709,850
2012	474,062
2013	188,865
2014 and thereafter	97,648
$2,120,341

During the three months ended March 31, 2010, rent expenses amounted to $ 208,893, of which $ 206,699 and $2,194 was recorded as cost of sales and general and administrative expense, respectively.

During the three months ended March 31, 2009, rent expenses amounted to $197,325, of which $195,134 and $2,191 was recorded as cost of sales and general and administrative expense, respectively.

Incorporation of Two New Subsidiary Companies

The Company is committed to establish two new subsidiary companies, which are located in Yiwu city, Zhejiang province and Anshun city, Guizhou province with the investment of approximately $2.195 million (equivalent to RMB15 million) each, with total of $4.39 million as registered capital and operating cash flow purposes. The registered capital of each subsidiary company will be $0.439 million (RMB3,000,000). As of December 31, 2009, the Company paid approximately $1.6 million (RMB11.25 million) in total to two escrow agents and the amounts were recorded under restricted cash.

Upon the establishment of the two subsidiary companies, the two escrow agents will be appointed as the General Manager of the two subsidiary companies. The Company is committed to pay a monthly salary of approximately $1,100 (RMB7,500) plus 3% of the net income of the respective subsidiary companies as bonus.

14.	Concentrations, Risks, and Uncertainties

The Company did not have any customer constituting greater than 10% of net sales for the three months ended March 31, 2010 and 2009.

At March 31, 2010 and December 31, 2009, there was one supplier of consignment snacks and drinks accounted for 100% of the Company’s account payable, with a total amount of $51,475 and $33,979, respectively.

SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD.

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

15.	Operating Risk

Interest rate risk

The interest rates and terms of repayment of bank and other borrowings are disclosed in Note 8. Other financial assets and liabilities do not have material interest rate risk.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi. In the opinion of the directors, the Company does not have significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries

Substantially all of the Company’s services are provided in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

The Chinese government began tightening its regulation of internet cafes since 2001. In particular, a large number of unlicensed internet cafes have been closed. In addition, the Chinese government has imposed higher capital (RMB10,000,000 for regional internet café chain is required and RMB50,000,000 for national internet café chain) and facility requirements for the establishment of internet cafes. Furthermore, the Chinese government’s policy, which encourages the development of a limited number of national and regional internet cafe chains and discourages the establishment of independent internet cafes, may slow down the growth of internet cafes. Recently, the Ministry of Culture, together with other government authorities, issued a joint notice suspending the issuance of new internet cafe chain licenses. Any intensified government regulation of internet cafes could restrict our ability to maintain and expand our internet cafes.

Currently, the Company uses only one internet service provider. However, there are other internet service providers available to the Company. The management of the Company believes that the risk of loss of internet services is not that high because of other service providers available to the Company.

16.	Shareholders’ Equity

On December 26, 2003, the inception date of the company, Junlong was formed with 3 shareholders, Mr. Guo Di Shan, Mr. Ceng Jin Zhou and Ms. Wang Xiao Fen. The initial capital was $136,722 (RMB1,000,000), Mr. Guo Di Shan, Mr. Ceng Jin Zhou and Ms. Wang Xiao Fen contributed $68,362, $34,180 and $34,180 respectively.

On August 26, 2004, the Company increased its registered share capital from $136,722 (RMB1,000,000) to $1,367,222 (RMB10,000,000) by the creation of additional $1,230,500(RMB9,000,000) registered capital. Mr. Guo Di Shan and Mr. Ceng Jin Zhou contributed $ 1,162,139 and $68,361 respectively.

On May 27, 2008, Mr. Guo Di Shan sold his 10% to Mr. Yang Xiao Jiang, and on October 13, 2009, Mr. Yang Xiao Jiang sold his 10% shareholding back to Mr. Guo Di Shan.

The registration process with the PRC registration department on such change of shareholding was completed as of March 31, 2010. The current shareholding of the Company are: Mr. Guo Di Shan held 90%, Mr. Ceng Jin Zhou held 7.5% and Ms. Wang Xiao Fen held 2.5% of the shareholding of the Company.

17.	Segment Information

The Company applies the provisions of FASB ASC 280-10 (Prior authoritative literature: Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information"). The Company views its operations and manages its business as one segment: the operation of internet café chain. Factors used to identify the Company's single operating segment include the organizational structure of the Company and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. The Company operates predominantly in one geographical area, the PRC.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following pro forma balance sheet has been derived from the unaudited balance sheet of SHENZHEN JUNLONG CULTURE COMMUNICATION CO., LTD. (“Junlong”) at March 31, 2010, and adjusts such information to give the effect of the acquisition of CHINA UNITECH GROUP, INC. (“Unitech”)., as if the acquisition had occurred at March 31, 2010. The following pro forma EPS statement has been derived from the consolidated statements of income of Junlong and adjusts such information to give the effect for the acquisition of Junlong by Unitech for the three months ended March 31, 2010 and 2009 and for the years ended December 31, 2009 and 2008. The pro forma consolidated balance sheet and EPS statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated on those historical dates.

Unaudited Pro Forma Combined Earnings per Share - Three Months Ended March, 31
	2010	2009
Net income attributable to stockholders	$1,163,259	$991,184
Net income per Share
Basic and diluted	$0.06	$0.05
Weighted average shares outstanding
Basic and diluted	20,200,000	20,200,000

Unaudited Pro Forma Combined Earnings per Share - Year Ended December 31,
	2009	2008
Net income attributable to stockholders	$4,388,449	$3,013,565
Net income per Share
Basic and diluted	$0.22	$0.15
Weighted average shares outstanding
Basic and diluted	20,200,000	20,200,000

MARCH 31, 2010 PRO FORMA BALANCE SHEET

	A		B
	Junlong		Unitech

	March 31,		March 31,		Adjustments
	2010		2010		Debit		Credit	Pro Forma
	Unaudited		Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$4,641,622		$4,564					4,646,186
Restricted cash	1,645,675							1,645,675
Rental deposit	144,527		5,833					150,360
Equipment deposit	81,230							81,230
Inventory	190,988							190,988
								0
Total current assets	6,704,042		10,397					6,714,439
								0
Plant and equipment, net	3,234,866		0					3,234,866
								0
Total assets	$9,938,908		$10,397		0		0	9,949,305

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short term loan	$146,282	$						146,282
Accounts payable	51,475		3,000					54,475
Deferred revenue	768,081							768,081
Payroll and payroll related liabilities	103,312							103,312
Income and other taxes payable	603,250							603,250
Accrued expenses	47,621							47,621
Amount due to a director	4,674		42,000	C	42,000			4,674

Total current liabilities	1,724,695		45,000		42,000		0	1,727,695

Stockholders' Equity:
Preferred stock, $0.00001 par value; authorized 100,000,000 shares, issued and outstanding 0 shares	0		0					0
Common stock, $0.00001 par value; authorized 100,000,000 shares, issued and outstanding 20,200,000 and 20,200,000 shares, respectively	1,367,222		62	D	1,367,082			202
Additional Paid-In-Capital	0		112,479			C	42,000
						D	1,367,082
				E	147,144			1,374,417
Statutory reserves	718,744		0					718,744
Retained earnings	5,916,130		-147,144			E	147,144	5,916,130
Accumulated other comprehensive income	212,117		0					212,117
								0
Total stockholders’ equity	8,214,213		-34,603		1,514,226		1,556,226	8,221,610
								0
Total liabilities and stockholders’ equity	$9,938,908		$10,397		1,556,226		1,556,226	9,949,305

Notes to Unaudited Pro Forma Combined Financial Information:

On July 2, 2010, Unitech entered into a share exchange agreement, or the Share Exchange Agreement, with Classic Bond and its shareholders, a BVI company who was the sole shareholder of Junlong. Pursuant to the Share Exchange Agreement, on July 2, 2010, Unitech acquired 100% of the issued and outstanding capital stock of Classic Bond in exchange for 19,000,000 newly issued shares of our common stock, par value $0.00001 per share, which constituted 95% of the issued and outstanding common stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

Assumptions and Adjustments:

Historical consolidated balance sheet as of March 31, 2010 of Junlong - A

Value of assets and liabilities of Unitech as of March 31, 2010 acquired in transaction - B

On July 2, 2010, principal shareholder and director of Unitech forgives debt due to him - C

On July 2, 2010, the Classic Bond shareholders delivered to Unitech its Classic Bond common stock free and clear of all liens, in exchange for 19,000,000 newly issued shares of Unitech's common stock, par value $0.00001 per share. There are 20,200,000 shares outstanding after the merger - D

Adjustment to Retained earnings to reflect the reverse acquisition - E

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Form of Share Exchange Agreement, dated July 2, 2010, among the Company, Classic Bond Development Limited and its shareholders.

3.1	Articles of Incorporation of the Company [Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed on August 30, 2006].

3.2	Bylaws of the Company [Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed on August 30, 2006].

4.1*	Form of Cancellation Agreement, dated July 2, 2010, among the Company and certain shareholders.

10.1*	Management Consulting Service Agreement, dated June 11, 2010, among Zhonghefangda, Junlong and Junlong’s shareholders.

10.2*	Equity Pledge Agreement, dated June 11, 2010, among Zhonghefangda, Junlong and Junlong’s shareholders.

10.3*	Option Agreement, dated June 11, 2010, among Zhonghefangda, Junlong and Junlong’s shareholders.

10.4*	Proxy Agreement, dated June 11, 2010, among Zhonghefangda, Junlong and Junlong’s shareholders.

10.5*	English Translation of Employment Agreement, dated April 1, 2009, between Junlong and Tu Fan.

10.6*	English Translation of Form of Non-disclosure and Non-competition Agreement, dated March 11, 2010, between Junlong and its employees.

10.7*	English Summary of Loan Agreement, dated October 23, 2009, between Junlong and Shenzhen Branch of China Construction Bank.

10.8*	English Summary of Guaranty Contract of Maximum Amount, dated October 23, 2009, between Dishan Guo and Shenzhen Branch of China Construction Bank.

10.9*	English Summary of Purchase Agreement, dated June 7, 2010, between Junlong and Shenzhen SEG Industrial Investment Co., Ltd.

10.10*	English Summary of Lease Contract, dated September 1, 2006, between Junlong and Zou Zhiwei.

10.11*	English Summary of Lease Contract, dated December 15, 2009, between Junlong and Hao Changsheng

21*	Subsidiaries of the Company.

* Filed herewith